                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant                    [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                              CSK AUTO CORPORATION
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

  1.       Title of each class of securities to which transaction applies:

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  2.       Aggregate number of securities to which transaction applies:

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  3.       Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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  4.       Proposed maximum aggregate value of transaction:

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  5.       Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  1.       Amount Previously Paid:

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

                              CSK AUTO CORPORATION
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                      TO BE HELD ON TUESDAY, JUNE 8, 1999
              AT 1:00 P.M., MOUNTAIN STANDARD (PHOENIX LOCAL) TIME

                            ------------------------

                                                                    May 12, 1999

Fellow Stockholder:

     On behalf of the Board of Directors, you are cordially invited to attend the CSK Auto Corporation Annual Meeting of Stockholders to be held on Tuesday June 8, 1999 at 1:00 p.m., Mountain Standard (Phoenix local) Time, at the Ritz Carlton Hotel, 2401 East Camelback Road, Phoenix, Arizona for the following purposes:

     - Electing the thirteen directors of the Company to serve until the next annual meeting and until their successors have been duly elected and qualified;

     - Ratifying the appointment of PricewaterhouseCoopers LLP as independent auditor for the fiscal year ended January 30, 2000;

     - Approving the CSK Auto Corporation Directors Stock Plan;

     - Approving the 1999 Amendment and Restatement of the CSK Auto Corporation 1996 Executive Stock Option Plan and the terms of the issuance of certain incentive options under the plan;

     - Approving the CSK Auto Corporation 1999 Employee Stock Option Plan;

     - Approving the annual incentive compensation terms for certain senior executives; and

     - Conducting such other business as may properly come before the meeting.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR ALL OF THE FOREGOING PROPOSALS. Please refer to this Proxy Statement for detailed information on each of these proposals and on the business to be transacted at the Annual Meeting. Please also find enclosed CSK Auto Corporation's Annual Report for the fiscal year ended January 31, 1999.

     The Board of Directors has fixed April 30, 1999 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or at any adjournment or postponement thereof. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND IN PERSON, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED, AT YOUR EARLIEST CONVENIENCE. If you attend the meeting, you may vote your shares in person even though you have previously signed and returned your proxy. You must have an admission ticket to attend, and procedures for requesting that ticket are detailed on page 2 of this Proxy Statement.

     A list of all Stockholders entitled to vote at the Annual Meeting will be open to examination, for any purpose germane to the Annual Meeting, during ordinary business hours for a period of ten (10) days prior to the Annual Meeting, at the principal executive office of CSK Auto Corporation at 645 East Missouri Avenue, Phoenix, Arizona 85012. This list will also be available for examination throughout the Annual Meeting.

     We look forward to you attending either in person or by proxy.

                                          Sincerely yours,
                                          /s/ Maynard Jenkins

                                          Maynard Jenkins
                                          Chairman

                                 CSK AUTO LOGO

                              CSK AUTO CORPORATION
                            645 EAST MISSOURI AVENUE

                               PHOENIX, AZ 85012

                                PROXY STATEMENT

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of CSK Auto Corporation ("CSK" or the "Company") for use in voting at the Annual Meeting of Stockholders to be held at the Ritz Carlton Hotel in Phoenix, Arizona on Tuesday, June 8, 1999, at 1:00 p.m. Mountain Standard (Phoenix Local) Time, and at any postponement or adjournment thereof (the "Annual Meeting"), for the purposes set forth in the attached notice. Whether or not you expect to attend the meeting in person, please return your executed proxy card in the enclosed postage-paid envelope or telephone us at the number indicated on the enclosed proxy card and the shares represented thereby will be voted in accordance with your wishes.

     Our principal executive office is located at 645 East Missouri Avenue, Phoenix, Arizona 85012. We can be reached by telephone at (602) 265-9200. This Proxy Statement, the accompanying proxy card, and the Company's Annual Report for the fiscal year ended January 31, 1999 ("fiscal 1998") are first being mailed on or about May 12, 1999 to our stockholders of record as of April 30, 1999.

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

     At the Annual Meeting, you will be asked to consider and vote on the proposals described in this Proxy Statement and on any other business which properly comes before the Annual Meeting. With respect to any matter to come before the meeting, you or your authorized proxy holder will be entitled to one vote for each share of common stock that you owned as of April 30, 1999, the record date for the Annual Meeting. As of April 30, 1999, there were 27,805,331 shares of CSK Auto Corporation common stock outstanding.

     The following is a brief summary of the proposals to be introduced at the Annual Meeting by the Company. This summary is not intended to be a complete statement of all material features of the proposals and is qualified in its entirety by the more detailed information contained elsewhere in this Proxy Statement.

  Proposal 1

     Proposal 1 concerns the election of a board of thirteen directors, all of whom are currently serving on the Board of Directors.

  Proposal 2

     Proposal 2 concerns ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent auditor.

  Proposal 3

     Proposal 3 concerns the approval of the CSK Auto Corporation Directors Stock Plan.

  Proposals 4 and 5

     Proposal 4 concerns the approval of the 1999 Amendment and Restatement of the CSK Auto Corporation 1996 Executive Stock Option Plan. Proposal 5 concerns the terms of the issuance of certain incentive options under the plan.

  Proposal 6

     Proposal 6 concerns the approval of the CSK Auto Corporation 1999 Employee Stock Option Plan.

  Proposal 7

     Proposal 7 concerns the approval of the annual incentive compensation terms for certain senior executives.

VOTING AND ATTENDANCE

  Voting at the Annual Meeting

     In order to obtain a quorum (the minimum number of Stockholders required to take valid action) at the Annual Meeting, holders of a majority of the issued and outstanding shares of common stock of CSK Auto Corporation entitled to vote must attend, either in person or by proxy. In accordance with Delaware law, if a stockholder abstains from voting on an action, that stockholder's shares will still be counted for determining whether the requisite number of stockholders attended the meeting. If a broker does not vote on any particular action because it does not have the authority to do so, but does vote on other actions, the shares will still be counted for determining whether the requisite number of stockholders attended the meeting.

     All actions to be taken at the Annual Meeting, including the election of directors, shall be decided by an affirmative vote of the holders of a majority of shares of common stock issued and outstanding. As a result, any shares not voted (whether by abstentions, broker non-vote or otherwise) have the effect of a vote "AGAINST" such actions.

     All valid proxies received by the Company pursuant to this solicitation will be voted in accordance with the instructions specified in the proxy. If no such instructions have been specified, the shares will be voted "FOR" each of the Company's nominees for election to the Board of Directors and "FOR" each of the other matters discussed in this Proxy Statement.

     We do not know of any matters to be acted upon at the meeting other than those discussed in this Proxy Statement. If other matters properly come before the Annual Meeting, it is the intention of the persons named in the solicited proxy to vote on such matters in accordance with their judgment as to the best interests of the Company.

     Any stockholder who has executed and returned a proxy and who for any reason desires to revoke such proxy may do so at any time before the proxy is exercised (i) by delivering written notice prior to the Annual Meeting to the Secretary of the Company at the above address, (ii) by voting the shares represented by such proxy in person at the Annual Meeting, or (iii) by giving a later dated proxy at any time before the voting. Attendance at the Annual Meeting, will not, by itself, revoke a proxy.

  Voting in Person

     If you wish to attend the Annual Meeting in person, you must have an admission ticket issued in your name. Advance ticket requests must be submitted in writing and received by CSK Auto Corporation on or before June 1, 1999. No requests will be processed after that date. Submit requests to Lon Novatt, Secretary, by mail at 645 East Missouri Avenue, Phoenix, Arizona 85012. Tickets will be available at the door for stockholders of record on the record date and for such stockholders' authorized proxy holders. Each stockholder of record on the record date, or such stockholder's authorized proxy holder, is entitled to bring one guest.

  Voting by Proxy

     If you properly execute the enclosed proxy card and return it in time for the Annual Meeting, your proxy will be considered validly given. CSK Auto Corporation is also offering stockholders the opportunity to vote by telephone. Instructions for stockholders interested in using this method to vote are set forth in the enclosed proxy materials.

EXPENSES OF SOLICITATION

     The costs of solicitation of proxies will be borne by the Company. Such costs include preparation, printing, and mailing of the Notice of Annual Meeting of Stockholders, this Proxy Statement, the enclosed proxy card and the Company's Annual Report on Form 10-K for fiscal 1998, and the reimbursement of brokerage firms and others for reasonable expenses incurred by them in connection with the forwarding of proxy solicitation materials to beneficial owners. The solicitation of proxies will be conducted primarily by mail, but may include telephone, facsimile or oral communications by directors, officers, or regular employees of the Company acting without special compensation.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

     The thirteen individuals named in the table below are the Company's nominees for election to the Board of Directors. Each of the nominees currently serves on the Company's Board of Directors. Our directors are elected for terms of one year and will hold office until the next annual meeting of our stockholders or until his or her successor has been elected and qualified. At the Annual Meeting, all directors will be elected to serve until the 2000 Annual Meeting of Stockholders.

     Each of the nominees has consented to being named as a nominee in this Proxy Statement and has agreed to serve if elected. Should any nominee become unable or unwilling to serve for any reason, it is intended that the persons named in the solicited proxy will vote for the election of such other person as may be designated by the Board of Directors.

     The nomination and election of directors is subject to the provisions of a stockholders' agreement. As of April 30, 1999, the Company and stockholders owning approximately 43% of our outstanding common stock were party to this stockholders' agreement. This stockholders' agreement provides that a group of companies affiliated or associated with Investcorp S.A. (the "Investcorp Group") is entitled to nominate a majority (currently seven) of our nominees for the Board of Directors and The Carmel Trust ("Carmel") and its affiliates (collectively with Carmel, the "Carmel Group") are entitled to nominate the remainder of the nominees. In addition, each of the parties to the stockholders' agreement has agreed to vote all of its shares in favor of each of the persons nominated to the Board of Directors by the other parties. A more complete description of this stockholders' agreement is contained in this Proxy Statement under the caption "Certain Relationships and Related Transactions."

NOMINEES FOR DIRECTOR

     The following table sets forth each nominee's name, age as of April 30, 1999, and position with the Company. A brief account of his business experience follows.

NAME                                        AGE                     POSITION
----                                        ---                     --------
Maynard Jenkins...........................  56     Chairman, Chief Executive Officer and
                                                   Director
James Bazlen..............................  49     President, Chief Operating Officer and
                                                   Director
John F. Antioco...........................  49     Director
James O. Egan.............................  50     Director
Morton Godlas.............................  76     Director
Charles K. Marquis........................  56     Director
Christopher J. O'Brien....................  40     Director
Charles J. Philippin......................  49     Director
Robert Smith..............................  61     Director
Christopher J. Stadler....................  34     Director
Jules Trump...............................  55     Director
Eddie Trump...............................  53     Director
Savio W. Tung.............................  47     Director

     THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF SHARES OF COMMON STOCK ISSUED AND OUTSTANDING IS REQUIRED TO ELECT THE COMPANY'S NOMINEES FOR THE BOARD OF DIRECTORS.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF THE COMPANY'S NOMINEES FOR THE BOARD OF DIRECTORS NAMED ABOVE, WHICH IS DESIGNATED AS PROPOSAL 1 ON THE ENCLOSED PROXY CARD.

     MAYNARD JENKINS became our Chairman of the Board and Chief Executive Officer in January 1997. Prior to joining us, Mr. Jenkins served for 10 years as President and Chief Executive Officer of Orchard Supply Hardware, a specialty retailer with 65 stores in California that was acquired by Sears, Roebuck & Co.

Mr. Jenkins' 30 years of retail management experience also includes two years as President and Chief Operating Officer of Pay 'N' Save and 15 years as Vice President and General Merchandise Manager of Gemco.

     JAMES BAZLEN became our President and Chief Operating Officer and a director in June 1994. Prior to his June 1994 promotion to President and Chief Operating Officer, Mr. Bazlen was our Vice Chairman and Chief Financial Officer from June 1991, one of our directors from November 1989 through June 1992 and also served as Senior Vice President of The Trump Group, a private investment group, from March 1986. Prior to joining The Trump Group in 1986, Mr. Bazlen served in various executive positions with General Electric Company and GE Capital for thirteen years.

     JOHN F. ANTIOCO became one of our directors in June 1998. Mr. Antioco has served as Chairman and Chief Executive Officer of Blockbuster Entertainment since June 1997. Mr. Antioco was President and Chief Executive Officer of Taco Bell Corporation from October 1996 to June 1997. Prior to joining Taco Bell, Mr. Antioco served as Chairman and Chief Executive Officer of The Circle K Corporation for approximately six years. Mr. Antioco began his career with the Southland Corporation, where he held various executive positions during his twenty-six year tenure there. Mr. Antioco is a director of Main Street and Main Incorporated.

     JAMES O. EGAN became one of our directors in April 1999. He has been an executive officer of Investcorp or one or more of its wholly-owned subsidiaries since January 1999. Prior to joining Investcorp, Mr. Egan was a partner in the accounting firm of KPMG from October 1997 to December 1998. Prior to that, Mr. Egan served as Senior Vice President and Chief Financial Officer of Riverwood International, a paperboard, packaging and machinery company from May 1996 to August 1997. Prior to that, he was a partner in the accounting firm of Coopers & Lybrand L.L.P. (now PricewaterhouseCoopers LLP). Mr. Egan is a director of Falcon Building Products, Inc., Harborside Healthcare Corporation and Werner Holding Co. (DE), Inc.

     MORTON GODLAS became one of our directors in October 1998. Mr. Godlas has been a consultant to the retail industry since retiring from Lucky Stores, Inc. in 1982 as a Corporate Senior Vice President. During his tenure with Lucky Stores, the presidents of both Kragen Auto Supply and Checker Auto reported to Mr. Godlas. Prior to his service with Lucky Stores, Mr. Godlas held various executive positions with Gemco over a twelve-year period.

     CHARLES K. MARQUIS became one of our directors in April 1999. He has been an executive of Investcorp or one or more of its wholly-owned subsidiaries since January 1999. Prior to joining Investcorp, Mr. Marquis was a partner in the law firm of Gibson, Dunn & Crutcher LLP, primary outside counsel to the Company since October 1996. Mr. Marquis is a director of Falcon Building Products, Inc., Harborside Healthcare Corporation, Tiffany & Co. and Werner Holding Co. (DE), Inc.

     CHRISTOPHER J. O'BRIEN became one of our directors in October 1996. He has been an executive of Investcorp, its predecessor or one or more of its wholly-owned subsidiaries since December 1993. Prior to joining Investcorp, Mr. O'Brien was a Managing Director of Mancuso & Company for four years. Mr. O'Brien is a director of Carter Holdings, Inc., Harborside Healthcare Corp. and The William Carter Company.

     CHARLES J. PHILIPPIN became one of our directors in October 1996. He has been an executive of Investcorp, its predecessor or one or more of its wholly-owned subsidiaries since July 1994. Prior to joining Investcorp, Mr. Philippin was a partner in the accounting firm of Coopers & Lybrand L.L.P. (now PricewaterhouseCoopers LLP). Mr. Philippin is a director of Carter Holdings, Inc., Falcon Building Products, Inc., Harborside Healthcare Corp., Saks Incorporated, Werner Holding Co. (DE), Inc. and The William Carter Company.

     ROBERT SMITH became one of our directors in October 1996. Mr. Smith is a Protector of The Carmel Trust. Mr. Smith has served as President of Newmark Capital Limited, a private investment and consulting company since March 1992. Mr. Smith also serves as a director of Rogers Cantel Mobile Communications Inc. and Canadian World Fund Limited.

     CHRISTOPHER J. STADLER became one of our directors in October 1996. He has been an executive of Investcorp, its predecessor or one or more of its wholly-owned subsidiaries since April 1, 1996. Prior to joining Investcorp, Mr. Stadler was a Director with CS First Boston Corporation. Mr. Stadler is a director of Carter

Holdings, Inc., Falcon Building Products, Inc., Werner Holding Co. (DE), Inc. and The William Carter Company.

     JULES TRUMP was our Chairman of the Board from December 1986 until January 27, 1997, our Chief Executive Officer from March 1990 until January 27, 1997, and has been one of our directors since December 1986. Mr. Trump has also served as Chairman or Co-Chairman of The Trump Group since February 1982. Jules Trump is Eddie Trump's brother.

     EDDIE TRUMP became one of our directors in July 1994. Mr. Trump previously served as one of our directors from December 1986 until July 1992. Since February 1982, Mr. Trump has served as President or Co-Chairman of The Trump Group. Eddie Trump is Jules Trump's brother.

     SAVIO W. TUNG became one of our directors in October 1996. He has been an executive of Investcorp, its predecessor or one or more of its wholly-owned subsidiaries since September 1984. Mr. Tung is a director of Werner Holdings Co.
(DE), Inc.

BOARD MEETINGS AND COMMITTEES

     The Board of Directors held four (4) meetings in fiscal 1998. Mr. Antioco attended 66% of the meetings of the Board of Directors and of the committees on which he served held after his election to the Board of Directors in June 1998. Mr. O'Brien did not attend any meetings of the Board of Directors in fiscal 1998.

     Our Board of Directors has two standing committees, a Compensation Committee and an Audit Committee. The functions of these committees are described below. Our Board of Directors has not established a nominating committee.

     The Audit Committee is responsible for reviewing our accounting controls and recommending to our Board of Directors the engagement of our independent auditor and discusses with the independent auditor its audit procedures, including the proposed scope and timing of the audit. In addition, the Audit Committee meets with management, our internal auditor and our independent auditor to consider the adequacy of the our internal controls and our financial reporting in light of the audit results and accompanying management letters. The Audit Committee also reviews the auditor's fees and services and in general endeavors to ensure the independence of the auditor. The current members of our Audit Committee are Messrs. Antioco, Godlas, Philippin and Smith. The Audit Committee held one (1) meeting during fiscal 1998.

     The Compensation Committee is responsible for reviewing and approving the amount and type of consideration to be paid to our senior management, including our Chief Executive Officer and Chief Operating Officer. The Compensation Committee also reviews the compensation and employee benefits paid to our other employees. In addition, the Compensation Committee administers the Company's 1996 Executive Stock Option Plan and the 1996 Associate Stock Option Plan. The Compensation Committee will administer the Directors Stock Plan and the 1999 Employee Stock Option Plan if they are approved by the stockholders at the Annual Meeting. The current members of our Compensation Committee are Messrs. Antioco, Godlas, Philippin, Smith and Stadler. The Compensation Committee held one (1) meeting during fiscal 1998.

COMPENSATION OF DIRECTORS

     Directors who are currently associated with the Investcorp Group or the Carmel Group do not receive any compensation for serving as directors. Directors who are currently officers of the Company do not receive any additional compensation for serving as directors.

  The Directors Stock Plan and Policy

     As part of an effort to attract, retain and motivate qualified individuals to serve on our Board of Directors, our Board of Directors adopted the CSK Auto Corporation Directors Stock Plan (the "Directors Plan") in June 1998, subject to the approval of our stockholders. This plan permits the Board of Directors to issue stock options, restricted stock or stock appreciation rights to directors who are not employees of the Company. Approval of the Directors Plan is the subject of Proposal 3 of this Proxy Statement.

     In order to ensure consistent reimbursement and compensation of our outside directors, including the application of the Directors Plan, in October 1998 our Board of Directors adopted an outside director compensation policy. Only Messrs. Antioco and Godlas are currently compensated under this policy. This policy provides for an annual stipend of $25,000, at least $10,000 of which must be paid in the form of restricted stock grants pursuant to our Directors Plan. The annual stipend is pro-rated from the time of the director's election to the proposed date for our next annual meeting of stockholders. Awards of restricted stock are valued at fair market value at the close of business on the date immediately prior to the date of the grant. As of April 30, 1999, we have granted 1,516 shares of restricted common stock under the Directors Plan. These grants are contingent on stockholder approval of the Directors Plan and, if such approval is not obtained, shall be of no effect.

     The outside director compensation policy also provides for a cash stipend of $1,500 for attending each meeting of our Board of Directors and any meeting of a committee that is not held in conjunction with a meeting of the whole Board. We also reimburse our outside directors for the costs of attending Board of Directors meetings.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  Transactions with Related Parties

     From time to time we have entered into real property leases with related parties.

     - In October 1989, we entered into a nine year lease (the "Initial Lease") for our corporate headquarters in Phoenix, Arizona, with an unaffiliated landlord. During January 1994, Missouri Falls Holdings Corp., an affiliate of Carmel, acquired an interest in the partnership ("Missouri Falls Partners") which acquired the building and assumed the lease between us and the former landlord. In October 1996, we extended the Initial Lease through October 2006. The lease relates to approximately 78,577 square feet and provides for a current base rent of approximately $1,490,000 per year.

     - In April 1995, we assumed a lease (the "Subsequent Lease") between a former tenant and Missouri Falls Partners for approximately 11,683 square feet of additional office space at our corporate headquarters. In October 1996, we extended the Subsequent Lease through October 2006. At its originally scheduled termination as of April 1998, rent under the Subsequent Lease increased to the same per square foot rent as is charged under the Initial Lease to a total annual rent of $221,510.

     - We lease approximately 5,754 square feet of additional space at the above premises for an annual rental of $106,449 under three separate lease documents with expiration dates of February 2000 and March 2000.

     - We also lease from MFP Holdings, LLC, an affiliate of Carmel, a parking lot adjacent to our corporate headquarters for an annual rental of $62,506 under a separate lease which expires in October 2006.

     From time to time, we have entered into sale-leaseback or other financing arrangements with related parties.

     - Beginning in October 1995, we entered into a series of sale-leaseback transactions with Transatlantic Realty, Inc. ("Realty"), another affiliate of Carmel, for various real property and fixtures. The total funding provided by Realty in these transactions through January 31, 1999 was approximately $33.1 million (of which $27.3 million was for real property and $5.8 million was for fixtures). This amount represented our cost of such assets. We have replaced approximately $27.3 million of the real property sale-leasebacks and $4.8 million of the fixture sale-leasebacks with similar arrangements with unrelated third parties. As of January 31, 1999, there were approximately $1.0 million of fixture sale-leasebacks remaining in this facility. We intend to continue to replace such sale-leasebacks and have agreed to use our best efforts to do so.

     - Beginning in October 1996, we entered into a series of sale-leaseback transactions with Transatlantic Leasing, Inc. ("Leasing"), another affiliate of Carmel, for certain real property. The terms of the leases under the facility with Leasing were set in arm's-length negotiations. As of January 31, 1999, the net funding provided by Leasing in these transactions was approximately $0.9 million. In October 1997, we established a new sale-leaseback facility and we terminated the facility with Leasing.

     In connection with a recapitalization in 1996, we issued and sold $50 million of 12% subordinated notes to the following two related parties:

     - Southwest Finance Limited ("Southwest Finance"), a company in which an affiliate of Investcorp held a minority interest. Southwest Finance acquired $40.0 million of 12% subordinated notes and received a fee of $4.0 million.

     - Transatlantic acquired $10.0 million of the 12% subordinated notes.

We used $50.5 million of the net proceeds of our initial public offering to redeem the 12% subordinated notes, including a redemption premium of $0.5 million.

     From time to time, we have paid fees to related parties for financing, management consulting, commitment and equity placement services.

     - In April 1998, we paid Transatlantic $1.0 million in fees for past financings.

     - In October 1996, we entered into a five-year agreement for management advisory and consulting services with Investcorp International Inc., an affiliate of Investcorp. We paid Investcorp International $5.0 million in advance for the entire term of the management agreement. In accordance with its terms, the management agreement terminated upon our initial public offering.

     We believe that the terms of the transactions with affiliated parties described above in this section were no less favorable to us than terms that may have been available from independent third parties at the time of the applicable transaction.

     In connection with his engagement as Chief Executive Officer, we loaned Mr. Jenkins $550,000, which he used to finance the purchase of the new home required as a result of his relocation. This loan matures in 1999 and bears interest at a rate of 4.545%. This loan was authorized by the Board of Directors prior to the commencement of Mr. Jenkins' employment.

     In connection with his engagement as Chief Executive Officer, we also loaned Mr. Jenkins $441,500 to pay the state and federal income taxes he incurred in connection with a $1,000,000 cash bonus that he used to purchase shares of common stock from a member of the Investcorp Group. This loan was repaid in fiscal 1998 by Mr. Jenkins with a portion of his proceeds from the sale of this stock in a registered public offering.

  Stockholders' Agreement

     At the time of our recapitalization in October 1996 (the "1996 Recapitalization"), each of our stockholders at the time (the "Agreeing Stockholders"), the Company and CSK Auto, Inc. entered into a stockholders' agreement which restricts the transfer of shares of common stock held by those stockholders. The stockholders' agreement also entitles the Agreeing Stockholders to certain rights regarding the transfer of their shares and corporate governance. Any party who purchased Shares from the Agreeing Stockholders became party to the stockholders' agreement as well. In addition, in December 1997, upon the purchase of newly issued common stock, Transatlantic and South Bay Limited, an affiliate of Investcorp, and their subsequent transferees, became party to the stockholders' agreement.

     Transfer Restrictions. When any Agreeing Stockholder desires to sell its shares, the stockholders' agreement provides that we and each of the other Agreeing Stockholders have a "right of first refusal" on those shares. Any proposed sales or other transfers of shares by any Agreeing Stockholder will be subject to the first right of the Company and each of the other Agreeing Stockholders to purchase such offered shares on the same terms and conditions as the proposed third-party sale, except for (1) transfers to affiliates and certain family members ("Permitted Transferees"), (2) pursuant to a registered public offering or (3) pursuant to Rule 144 under the Securities Act. Any Agreeing Stockholder wishing to sell any of its shares, whether or not it has received a third-party offer, may offer to sell those shares to us and the other Agreeing Stockholders on terms and conditions established by the selling Agreeing Stockholder. In the event that we and/or the other

Agreeing Stockholders do not purchase the shares, the selling Agreeing Stockholder may sell the shares to third parties on terms and conditions specified in the stockholders' agreement.

     The stockholders' agreement also provides the Original Investcorp Group and the Original Carmel Group (each as defined below) with "Drag-Along" rights. If members of the Original Investcorp Group or the Original Carmel Group were to desire to sell all of their Shares to an unaffiliated third-party who has offered to acquire all of our outstanding shares, then the selling Agreeing Stockholders would have the right to require each of the other Agreeing Stockholders to sell all of their Shares in the same transaction and upon the same terms and conditions; provided that the other Agreeing Stockholders would have the right to purchase, and/or have us purchase, from the selling Agreeing Stockholders all of the shares held by the selling Agreeing Stockholders upon the terms and conditions of the third-party offer. For these purposes, the "Original Investcorp Group" shall mean the members of the Investcorp Group (except South Bay and its transferees) and each of their Permitted Transferees; the "Original Carmel Group" shall mean Carmel and each of its Permitted Transferees; the "Investcorp Group" shall mean the members of the Investcorp Group and each of their respective transferees and subsequent transferees; and the "Carmel Group" shall mean Carmel, Transatlantic and each of their transferees and subsequent transferees.

     The stockholders' agreement also provides Agreeing Stockholders with "Tag-Along Rights." If any Agreeing Stockholder (the "Proposed Transferor") proposed to transfer any Shares (other than to Permitted Transferees, or pursuant to a registered public offering or under Rule 144) to any person (the "Proposed Purchaser"), each of the other Agreeing Stockholders would have the right to require the Proposed Purchaser to purchase a pro rata portion of its shares, and the Proposed Transferor would have to make a corresponding reduction in the number of its Shares to be purchased. Each Agreeing Stockholder also has preemptive rights under certain circumstances to acquire a portion of any additional Shares we offer at any time, other than in connection with a public offering and certain non-cash issuances, in order to enable such Agreeing Stockholder to maintain its percentage equity ownership.

     The stockholders' agreement also contains "Buy-Sell" provisions. Members of the Investcorp Group or the Carmel Group have the right to offer all of their shares for sale to the other Agreeing Stockholders who are members of the other group at a price established by the offering Agreeing Stockholders. If the Company and/or the offeree Agreeing Stockholders do not purchase the offered shares, the offering Agreeing Stockholders must then purchase all of the shares held by the members of the other group at the price first offered by the offering Agreeing Stockholders.

     Registration Rights. Pursuant to the stockholders' agreement, the Agreeing Stockholders have demand registration rights ("Demand Rights") and piggy-back registration rights ("Piggy-back Rights"). The Demand Rights entitle the Agreeing Stockholders to require us to register all or any of the unregistered shares held by the exercising Agreeing Stockholders. The Investcorp Group as a whole may exercise Demand Rights up to four times. The Carmel Group as a whole may also exercise Demand Rights up to four times. The Piggy-back Rights entitle the Agreeing Stockholders, at any time that we propose to sell any equity securities in a transaction registered under the Securities Act, to include a portion of their unregistered stock in such offering. In connection with the registered offering of our common stock in December 1998, the Investcorp Group exercised one of its Demand Rights and the Carmel Group agreed that the next registered offering of common stock by both the Investcorp Group and the Carmel Group that is made pursuant to an exercise of Demand Rights shall be deemed to be pursuant to an exercise by the Carmel Group.

     The stockholder's agreement provides that the Agreeing Stockholders will agree to restrictions on their ability to sell or otherwise transfer their shares for 90 days following certain registered public offerings by the Company.

     Election of Directors. The stockholders' agreement provides that the Investcorp Group will have the right to nominate a majority of the members of our boards of directors of the Company, CSK Auto, Inc. and their respective subsidiaries so long as it holds a greater number of shares than the Carmel Group, and the Carmel Group will have the right to nominate a majority of the members of such boards of directors during any period in which the Carmel Group holds a greater number of shares. Pursuant to the stockholders' agreement, each of the Agreeing Stockholders agrees to vote all of its shares in favor of each of the persons nominated to such boards by each group.

     Termination. The stockholders' agreement, other than the registration rights provisions, will terminate after either the Investcorp Group or the Carmel Group holds less than the lesser of (1) 5% of the then current voting power or (2) 10% of the voting power held by such group at the time of the 1996 Recapitalization.

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

COMPENSATION POLICIES

     The Compensation Committee establishes compensation guidelines and targets based upon the performance of CSK Auto Corporation and individual executive officers. Compensation ranges are established through periodic evaluation of the duties and responsibilities assigned to employees of various positions and a review of the compensation paid in the general market for persons with the same or similar skills, training and ability, performing similar duties. We periodically adjust salary ranges based upon duties performed, business growth, general economic conditions of the Company and comparable wages and salaries. The Compensation Committee's goal is to establish a compensation program that:

     - Links the interests of management and stockholders;

     - Links executive compensation with long-term CSK performance; and

     - Attracts and retains executives of high caliber and ability.

     For fiscal 1998, the Company's compensation program consisted of base salary, an incentive bonus plan, a stock option plan and a retirement plan. The Compensation Committee believes this compensation program was a significant factor contributing to our success this past year.

  Base Salary

     Each year the Compensation Committee reviews base salaries of individual executive officers and their salary ranges. In determining adjustments to base salary and salary ranges for a particular year, the Compensation Committee relies on consultant surveys regarding salaries and other short-term compensation at comparable companies. In making salary adjustments, the Compensation Committee also makes subjective determinations regarding the performance of individual officers.

  Incentive Bonus Plan

     Under the plan, the Compensation Committee establishes bonuses based on budgeted goals set at the outset of the year relating to net income and diluted earnings per share as adjusted for extraordinary items and one time charges. In the early part of each fiscal year, the Compensation Committee establishes minimum and maximum bonuses with a sliding scale based on achievement of financial results for such year. For fiscal 1998, the plan provided for awards ranging from 10% to 140% of year-end salary based upon the Company's financial performance, with the Compensation Committee having discretion to award a higher amount under special circumstances.

  Stock Option Plan

     Through fiscal 1998, Mr. Jenkins and Mr. Bazlen did not participate in any of our stock option plans. Stock option grants had been made to these individuals pursuant to separate agreements governing the relevant grant. At the end of fiscal 1998, including prior grants, Mr. Jenkins had options for 658,542 shares of common stock, 100,491 of which had vested and Mr. Bazlen had options for 299,337 shares of common stock, of which 106,905 had vested.

     During fiscal 1998, our Vice Presidents and Senior Vice Presidents were eligible to participate in our 1996 Executive Stock Option Plan. As of January 31, 1999, we had granted options to purchase 390,908 shares under the Executive Plan, with exercise prices ranging from $12.04 to $28.13 per share. A portion of all options granted under the Executive Plan prior to the end of fiscal 1998 were subject to performance vesting based on our operating results during the first four years of the option term. Our remaining employees are eligible to participate in our 1996 Associate Stock Option Plan. As of January 31, 1999, we had granted options to purchase 796,416 shares under the Associate Plan, with exercise prices ranging from $12.04 to $30.66 per share.

  Retirement Plan

     The Company sponsors the CSK Auto, Inc. Retirement Program, a defined contribution plan that is qualified under Section 401(k) of the Internal Revenue Code of 1986, as amended. Participation in the retirement program is voluntary and available to any employee who is 21 years of age and who has worked for us for more than one year. The Company has historically elected to match a portion of a participant's contributions to this plan.

CEO AND PRESIDENT COMPENSATION

  Base Salary and Incentive Bonus

     The Company has employment agreements with each of Messrs. Jenkins and Bazlen. Pursuant to Mr. Jenkins' employment agreement, the Company paid Mr. Jenkins an annual base salary of $600,000 for fiscal 1998 and a bonus of $840,000. Pursuant to Mr. Bazlen's employment agreement, the Company paid Mr. Bazlen an annual base salary of $450,000 and a bonus of $630,000 for fiscal 1998. The bonus amounts paid to these senior executives are tied to the Company's financial performance. In fiscal 1998, the Company's earnings per share, excluding one-time charges, exceeded targets established by the Compensation Committee during the first quarter of fiscal 1998, which entitled these senior executives to annual bonuses equal to 140% of their base salaries for the fiscal year.

  Stock Options

     In connection with the successful completion of our initial public offering in March 1998, Mr. Jenkins was granted an option for 216,635 shares of our common stock. During fiscal 1998, Mr. Bazlen was not granted any additional options to purchase our common stock.

  Compliance with Section 162(m) of the Internal Revenue Code

     Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a federal income tax deduction to public companies to the extent that compensation paid to the corporation's chief executive officer and each of the four other most highly compensated officers in any single fiscal year exceeds $1 million. Certain compensation, including "performance-based" compensation meeting the requirements of Section 162(m), is excluded from the determination as to whether the $1 million threshold has been reached with respect to a particular employee. As Section 162(m) requires the Compensation Committee to be comprised of "outside" directors, Jules Trump and Eddie Trump, former officers of the Company or its affiliates, have agreed to resign from the Compensation Committee and Robert Smith has agreed to join the Compensation Committee. Beginning in fiscal 1999, the Compensation Committee also intends to comply with the requirements of Section 162(m) with respect to the Company's incentive bonus plan for Messrs. Jenkins and Bazlen and with respect to the Company's stock and option plans generally.

                                          RESPECTFULLY SUBMITTED,

                                          COMPENSATION COMMITTEE

                                          John F. Antioco
                                          Morton Godlas
                                          Charles J. Philippin
                                          Christopher J. Stadler
                                          Jules Trump
                                          Eddie Trump

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     No current member of our compensation committee is one of our executive officers or employees. None of our executive officers serve as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our board of directors.

                               EXECUTIVE OFFICERS

     The following table sets forth the name, age as of April 30, 1999, and position of each of our executive officers. Below the table appears a brief account of each executive officer's business experience, other than Messrs. Jenkins and Bazlen, whose backgrounds are described above under the caption "Election of Directors." Our executive officers also have the same titles at our subsidiary, CSK Auto, Inc.

NAME                                   AGE                           POSITION
----                                   ---                           --------
Maynard Jenkins......................  56     Chairman, Chief Executive Officer and Director
James Bazlen.........................  49     President, Chief Operating Officer and Director
Patricia Asta........................  53     Senior Vice President -- Human Resources
Larry Buresh.........................  55     Senior Vice President and Chief Information Officer
Martin Fraser........................  44     Senior Vice President -- Merchandising and
                                              Distribution
Lon Novatt...........................  38     Senior Vice President -- Real Estate, General Counsel
                                              and Secretary
Robert Shortt........................  38     Senior Vice President -- Commercial Sales and
                                              Marketing
Dale Ward............................  49     Senior Vice President -- Store Operations
Don Watson...........................  43     Senior Vice President, Chief Financial Officer and
                                              Treasurer

     PATRICIA ASTA became our Senior Vice President -- Human Resources in May 1998. Prior to that Ms. Asta was Vice President of Human Resources for DFS Group Ltd. from 1997 to May 1998. From 1995 to 1997, Ms. Asta was Director of Human Resources for The New York Times Company. From 1987 to 1995, Ms. Asta was Vice President of Human Resources for The Great Atlantic & Pacific Tea Company, Inc.

     LARRY BURESH became our Senior Vice President and Chief Information Officer in November 1998. Prior to that, Mr. Buresh was Vice President and Chief Information Officer of Chief Auto Parts, Inc. from 1995 to November 1998. From 1994 to 1995, Mr. Buresh was Senior Director of Central Information Services for Sears, Roebuck & Co. From 1986 to 1994, Mr. Buresh was Vice President and Chief Information Officer of Frank's Nursery & Crafts, Inc. Prior to that, Mr. Buresh was Vice President of Management Information Services for Ben Franklin Stores Company.

     MARTIN FRASER became our Senior Vice President -- Merchandising and Distribution in October 1997. Prior to that, Mr. Fraser had been our Vice President of Distribution and Replenishment since August 1995. From September 1989 to August 1995, he served in several executive positions, including Vice President of Logistics and Vice President -- Inventory Management.

     LON NOVATT became our Senior Vice President -- Real Estate, General Counsel and Secretary in June 1997. Prior to that, Mr. Novatt was our Vice
President -- Legal, General Counsel and Secretary since December 1995. From March 1994 to November 1995, Mr. Novatt was Senior Counsel for Broadway Stores, Inc., a department store chain. From October 1985 to February 1994, Mr. Novatt was with the Los Angeles law firm of Freeman, Freeman & Smiley where he was a partner from January 1992 to February 1994.

     ROBERT SHORTT became our Senior Vice President -- Commercial and Marketing in October 1997. Prior to that, Mr. Shortt was our Vice
President -- Merchandising and Marketing since April 1996. From April 1995 to April 1996, Mr. Shortt was Vice President of Marketing for the Price Pfister division of Black & Decker Corp. From March 1993 to April 1995, Mr. Shortt was Vice President of Marketing of the Kwikset division of Black & Decker Corp. and from March 1991 to March 1993, he was Director of Marketing of the Kwikset division.

     DALE WARD became our Senior Vice President -- Store Operations in March 1997. Prior to that Mr. Ward served as Executive Vice President and Chief Operating Officer of Orchard Supply Hardware since April 1996. Mr. Ward served as President and Chief Executive Officer of F&M Super Drug Stores, Inc., a drug store chain, from 1994 to 1995. He also served as President and Chief Executive Officer of Ben Franklin Stores, Inc., a variety and craft store chain, from 1988 to 1993 and as Chairman of Ben Franklin Crafts Inc., a craft store chain, from 1991 to 1993.

     DON WATSON became our Senior Vice President, Chief Financial Officer and Treasurer in December 1997. Prior to that Mr. Watson had been our Vice President -- Finance, Controller and Treasurer since April 1993. From June 1988 to March 1993, he was our Vice President and Controller.

EXECUTIVE COMPENSATION

     Our Company is a holding company with no business operations of its own; all of its business is conducted through its wholly-owned subsidiary, CSK Auto, Inc. The officers of the Company receive their compensation from CSK Auto, Inc. and receive no additional compensation in their capacities as officers of the Company.

     The following table sets forth information concerning the annual and long-term compensation earned in fiscal 1996 (which was a 53-week year), fiscal 1997, and fiscal 1998 by the most highly compensated executive officers of CSK Auto, Inc. during fiscal 1998 (the "Named Executive Officers"):

                          EXECUTIVE COMPENSATION TABLE

                                                                         LONG-TERM
                                                                        COMPENSATION
                                                      ANNUAL               AWARDS
                                                   COMPENSATION         ------------
                                              ----------------------     SECURITIES
                                    FISCAL                  ANNUAL       UNDERLYING        ALL OTHER
NAME AND PRINCIPAL POSITION          YEAR     SALARY($)    BONUS($)*      OPTIONS       COMPENSATION($)
---------------------------         ------    ---------    ---------    ------------    ---------------
Maynard Jenkins...................   1998      600,000      840,000       216,635            17,701(1)
  Chairman, Chief Executive
  Officer                            1997      525,000      577,500        39,940         1,014,807(2)
                                     1996       10,100           --       401,967                72(3)
James Bazlen......................   1998      439,423      630,000            --             6,787(1)
  President, Chief Operating
  Officer                            1997      400,000      440,000            --         6,623,419(4)
                                     1996      376,000       80,000       299,337         6,460,594(4)
Dale Ward.........................   1998      233,077      199,750            --             2,455(1)
  Senior Vice President --           1997      197,308       90,000        38,952            29,476(5)
  Store Operations                   1996           --           --            --                --
Robert Shortt.....................   1998      203,077      174,250            --             3,806(1)
  Senior Vice President --           1997      185,385       78,000         8,467            73,347(6)
  Commercial Sales and Marketing     1996      141,346       36,000        33,871           143,867(6)
Martin Fraser.....................   1998      196,154      170,000            --             4,793(1)
  Senior Vice President --           1997      161,731       82,000        19,757           338,207(7)
  Merchandising and Distribution     1996      148,500       30,500        33,871           327,065(7)

---------------
 * Represents amounts paid or accrued at year end with respect to the fiscal year.

(1) Represents insurance premiums paid by the Company with respect to term life insurance, contributions made by the company to its 401(k) retirement plan based upon executive officer contributions, and other imputed income.

(2) Represents cash bonus for future services, reimbursement for relocation costs and insurance premiums paid by the Company with respect to term life insurance covering Mr. Jenkins.

(3) Represents insurance premiums paid by the Company with respect to term life insurance covering Mr. Jenkins.

(4) Represents insurance premiums paid by the Company with respect to term life insurance covering Mr. Bazlen, contributions made by the Company to its 401(k) retirement plan based upon Mr. Bazlen's contributions and payments pursuant to an equity participation agreement (which includes accrued interest) in connection with the 1996
    Recapitalization.

(5) Includes reimbursed relocation costs and imputed rent for Mr. Ward.

(6) Represents insurance premiums with respect to term life insurance covering Mr. Shortt, reimbursements for relocation costs, contributions made by the Company to its 401(k) retirement plan based upon Mr. Shortt's contributions, and payments pursuant to an equity participation agreement (which includes accrued interest) in connection with the 1996 Recapitalization.

(7) Represents reimbursement of medical expenses in excess of insurance coverage provided by the Company, insurance premiums with respect to term life insurance covering Mr. Fraser, contributions made by the Company to its 401(k) retirement plan based upon Mr. Fraser's contributions, and payments pursuant to an equity participation agreement (which includes accrued interest) in connection with the 1996 Recapitalization.

     The following table provides information with respect to stock options granted during the fiscal year ended January 31, 1999 to the Named Executive
Officer:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                 POTENTIAL REALIZABLE
                                INDIVIDUAL GRANTS                                               VALUE AT ASSUMED ANNUAL
                       ------------------------------------                                       RATE OF STOCK PRICE
                          NUMBER OF          % OF TOTAL                                         APPRECIATION FOR OPTION
                         SECURITIES      OPTIONS GRANTED TO                                              TERM
                         UNDERLYING         EMPLOYEES IN      EXERCISE PRICE                    -----------------------
NAME                   OPTIONS GRANTED      FISCAL YEAR         ($/SHARE)      EXPIRATION DATE      5%          10%
----                   ---------------   ------------------   --------------   ---------------  ----------   ----------
Maynard Jenkins......      216,635              44.7%             $20.00       March 17, 2005   $1,763,844   $4,110,507

     The following table contains certain information regarding options to purchase shares of common stock held as of January 31, 1999 by each of the Named Executive Officers:

                         FISCAL YEAR END OPTION VALUES

                                                 NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                                                UNDERLYING UNEXERCISED           IN-THE-MONEY OPTIONS
                                              OPTIONS AT FISCAL YEAR END       AT FISCAL YEAR END($)(1)
                                             ----------------------------    ----------------------------
NAME                                         EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
----                                         -----------    -------------    -----------    -------------
Maynard Jenkins............................    100,491         558,051        2,181,660      10,390,872
James Bazlen...............................    106,905         192,432        2,320,908       4,177,699
Dale Ward..................................         --          38,952               --         845,648
Robert Shortt..............................      9,484          32,854          205,898         713,260
Martin Fraser..............................      9,484          44,144          205,898         958,366

---------------
(1) Values are calculated by subtracting the exercise price from the fair market value of the underlying common stock. For purposes of this table, fair market value is deemed to be $33.75, which was the closing price reported by the New York Stock Exchange on January 31, 1999.

EMPLOYMENT AGREEMENTS

     We have employment agreements with each of Messrs. Jenkins and Bazlen. Pursuant to his employment agreement, we paid Mr. Jenkins an annual base salary of $600,000 for fiscal 1998 and a bonus of $840,000. Mr. Jenkins' annual bonus is awarded based upon the financial performance and operating results of the Company with reference to goals established by the Compensation Committee of the Board of Directors during the first quarter of any fiscal year. The Compensation Committee has broad discretion in determining the measures upon which Mr. Jenkins' bonus will be based, but in the past has used criteria such as net income and earnings per share. Based on Mr. Jenkins' annual review required by his employment agreement, the Compensation Committee increased Mr. Jenkins' annual base salary for fiscal 1999 to $650,000.

Mr. Jenkins' employment agreement does not contain a stated termination date, but rather is terminable at will by us or Mr. Jenkins. Mr. Jenkins' employment agreement provides that if he is terminated without cause or if he terminates his employment for Good Reason (as defined in his employment agreement and which includes a change of control in the Company), he will continue to receive his base salary and performance bonus for a period of two years from his termination.

     Pursuant to his employment agreement, we paid Mr. Bazlen an annual base salary of $450,000 and a bonus of $630,000 for 1998. Mr. Bazlen's annual bonus is awarded based upon the financial performance and operating results of the Company with reference to goals established by the Compensation Committee of the Board of Directors during the first quarter of any fiscal year. The Compensation Committee has broad discretion in determining the measures upon which Mr. Bazlen's bonus will be based, but in the past has used criteria such as net income and earnings per share. Based on Mr. Bazlen's annual review required by his employment agreement, the Compensation Committee increased Mr. Bazlen's annual base salary for fiscal 1999 to $485,000. Mr. Bazlen's employment agreement does not contain a stated termination date, but rather is terminable at will by the Company or Mr. Bazlen. Mr. Bazlen's employment agreement provides that if we were to terminate his employment without cause or if he terminates his employment for Good Reason (as defined in his employment agreement), he will continue to receive his annual base salary then in effect for a period of one year from his termination.

  Other Payments

     In connection with Mr. Jenkins becoming our Chief Executive Officer, we made the following additional payments to him:

     - A cash bonus for future services of $1,000,000, which he used to purchase shares of our common stock from the Investcorp Group (subject to vesting restrictions expiring in full in 1999). The Investcorp Group and the Company accelerated the vesting of these shares to permit their sale in a registered public offering in December 1998.

     - A loan in the amount of $441,500, used to pay the state and federal income taxes he incurred in connection with receipt of the cash bonus mentioned above. Mr. Jenkins repaid the loan with the proceeds he received from the sale of the shares purchased from the Investcorp Group.

     - A loan in the amount of $550,000 used for the costs of relocating to, and purchasing a home in, the Phoenix area. See "Certain Relationships and Related Transactions."

  Option Grants

     In connection with Mr. Jenkins becoming the Company's Chief Executive Officer, Mr. Jenkins received an option to purchase 401,967 shares of our common stock, exercisable at $12.04 per share. This option has vested to the extent of 200,982 shares. As a result of vesting acceleration triggered by our initial public offering, the remainder of this option will generally vest and become exercisable on March 17, 2000, subject to earlier vesting based upon the achievement of certain EBITDA targets and the occurrence of other specified events.

     In connection with the acquisition of 82 stores from Trak Auto Corporation in December 1997, we granted Mr. Jenkins an option to purchase 39,940 shares of our common stock, exercisable at $12.04 per share. In April 1999, this option vested to the extent of 9,989 shares. The remainder of this option will vest in equal annual installments in April of the next three years.

     In connection with our initial public offering, we granted Mr. Jenkins an option to purchase 216,635 shares of our common stock, exercisable at $20.00 per share. This option will vest in three equal annual installments beginning in April 2000.

     In connection with the execution of his employment agreement, we granted Mr. Bazlen an option to purchase 299,337 shares of our common stock, exercisable at $12.04 per share. This option has vested to the extent of 171,048 shares. As a result of vesting acceleration triggered by our initial public offering, the remainder of this option will generally vest and become exercisable on March 17, 2000, subject to earlier vesting based upon the achievement of certain EBITDA targets and the occurrence of other specified events.

     In March 1999, we granted Messrs. Jenkins and Bazlen stock options pursuant to our 1996 Executive Stock Option Plan. We granted Mr. Jenkins an option to purchase 72,000 shares of common stock, and we granted Mr. Bazlen an option to purchase 51,000 shares of common stock. The exercise price for these options is $32.25 per share. These options will become exercisable in three equal installments, beginning on December 31, 1999 and on each of the following two anniversaries thereof, assuming the executive's employment continues during this period.

STOCK OPTION PLANS

     We have adopted a number of stock-based incentive plans to reward our associates, executive officers and non-employee directors. The primary objectives of these plans are to attract and retain the services of qualified and talented employees, executives and non-employee directors who can contribute materially to our success and profitability. As the following descriptions are summaries of the actual plans, they omit certain details which are not material to a general understanding of the plans.

  The 1996 Associate Stock Option Plan

     Store associates, store managers and salaried corporate and warehouse employees are eligible to participate in this plan (the "Associate Plan"). We may grant options to purchase up to an aggregate of 1,026,300 shares of common stock under the Associate Plan. As of January 31, 1999, we had granted options to purchase 796,416 shares under the Associate Plan, with exercise prices ranging from of $12.04 to $30.66 per share.

     Options granted under the Associate Plan through the end of Fiscal 1998 vest and become exercisable in three equal installments on the second, third, and fourth anniversaries of the date of their grant, assuming the associates' employment continues during this period ("Four Year Vesting"). All options granted under the Associate Plan expire on the seventh anniversary of the date of grant (or, under certain circumstances, 30 days later). In the event that an optionee's employment is terminated, depending on the reasons for such termination, the option may terminate, or remain exercisable for a short period. In the event of a sale of more than 80% of the outstanding shares of our capital stock to one person or a group of related persons, the unvested portion of any option automatically vests.

     In March 1999, we granted our associates options to purchase up to an aggregate of 177,650 shares under the Associate Plan, exercisable at $32.25 per share. These options will become exercisable in three equal installments, beginning on December 31, 1999 and on each of the following two anniversaries thereof, assuming the associate's employment continues during this period ("Three Year Vesting"). The other terms of these options are identical to the options granted under the Associate Plan prior to the end of fiscal 1998.

  The 1996 Executive Stock Option Plan

     During fiscal 1998, Vice Presidents and Senior Vice Presidents were eligible to participate in this plan (the "Executive Plan"). We may grant options to purchase up to an aggregate of 684,200 shares of common stock under the Executive Plan. As of January 31, 1999, we had granted options to purchase 390,908 shares under the Executive Plan, with exercise prices ranging from $12.04 to $28.13 per share.

     The options granted under the Executive Plan through the end of fiscal 1998 are subject to Four Year Vesting as to 84% of such options and performance vesting (over the same four years) as to the remaining 16%. The performance vesting criteria is based upon achieving specified operating results. Partial vesting of options subject to performance vesting will occur if we achieve less than 95% of the specified operating results. Any portion of options granted under the Executive Plan which are subject to performance vesting and which do not vest during the four years will automatically vest 90 days prior to the end of the option's term. If the specified operating results are exceeded for any year by at least 10%, the executive will receive options for up to an additional 5% (20% on a cumulative basis) of his or her original option grant. All options granted under the Executive Plan expire on the seventh anniversary of the date of grant (or, under certain circumstances, 30 days later). In the event that an optionee's employment is terminated, depending on the reasons for such termination, the option may terminate, or remain exercisable for a short period. In the event of a sale of more than 80% of the outstanding shares of our common stock to one person or a group of related persons, the unvested portion of any option automatically vests.

     In March 1999, we granted our executives options to purchase up to an aggregate of 145,400 shares under the Executive Plan (excluding the 123,000 options granted to Messrs. Jenkins and Bazlen), exercisable at $32.25 per share. These options are entirely subject to Three Year Vesting. No portion of these options is subject to performance vesting or is eligible for a performance bonus. The other terms of these options are identical to the options granted under the Executive Plan prior to the end of fiscal 1998.

MANAGEMENT STOCK PURCHASE AGREEMENTS AND 1997 STOCK LOAN PLAN

     In 1997, we established stock purchase and stock loan programs. Under these plans, members of our senior management purchased an aggregate of 180,600 shares of our common stock at $12.04 per share, the price per share paid by the Investcorp Group for the shares it purchased in the 1996 Recapitalization, and received loans from us to pay for a portion of these purchases. No purchases have been made since 1997. If a participant used more borrowed money than cash to purchase his or her shares, he or she was required to reduce the principal balance of the loan using 50% of the after-tax portion of his 1998 annual bonus, which was paid in April 1999, to an amount equal to the amount of cash he or she used to purchase shares, if any. Each loan participant entered into an agreement pledging his or her shares and executed a secured promissory note. These notes mature in six years, and bear interest at the same rate as the revolving credit portion of our senior credit facility. For each share of our common stock purchased by a participant under the stock purchase program for cash, such participant received an option under the Executive Plan to purchase one share of our common stock.

                            STOCK PERFORMANCE GRAPH

     The following graph compares the cumulative total stockholder return on our common stock to the cumulative total stockholder return on shares of companies in (1) the Standard & Poor's 500 Index, and (2) the Standard & Poor's Midcap Retail Specialty Index. The Standard & Poor Midcap Retail Specialty consists of Abercrombie and Fitch, Barnes & Noble, Bed Bath & Beyond, Best Buy Co Inc., BJ's Wholesale, Borders Group, Claire's Stores, CompUSA Inc., Fastenal Co., General Nutrition Co., Heilig-Meyers Co., Officemax Inc., Payless Shoesource, Saks Inc., Tech Data Corp., and Tiffany & Co.

     The period covered is from March 12, 1998 (the first day our common stock was traded on the New York Stock Exchange) through January 31, 1999 (the last day of fiscal 1998). The graph assumes that $100 was invested on March 12, 1998 in our common stock and in each comparison index, and assumes that any dividends paid were reinvested. The comparisons in the graph are required by the Securities and Exchange Commission and are not intended to forecast or be indicative of possible future performance of our common stock.

              TOTAL CUMULATIVE SHAREHOLDER RETURN FOR FISCAL 1998


                                                                                                            S&P MIDCAP RETAIL
                                                  CSK AUTO CORPORATION               S&P 500                    SPECIALTY
                                                  --------------------               -------                -----------------
Mar 12                                                      100                         100                         100
May 3                                                     135.7                       104.9                        98.8
Aug 2                                                     123.8                       104.9                        96.4
Nov 1                                                     130.3                       102.8                        82.8
Jan 31                                                    168.8                       119.8                       109.6

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information concerning beneficial ownership of our common stock as of April 30, 1999, by (1) each person we know to be a beneficial owner of more than 5% of the outstanding voting stock, (2) each director of the Company who could be deemed to be the beneficial owner of shares of the Company's common stock, (3) each current Named Executive Officer who could be deemed to be the beneficial owner of shares of the Company's common stock, and (4) all directors and executive officers of the Company as a group:

                                                               NUMBER      TOTAL VOTING
NAME                                                          OF SHARES      POWER(%)
----                                                          ---------    ------------
INVESTCORP S.A.(1)(2).......................................  1,911,103        6.9
SIPCO Limited(3)............................................  1,911,103        6.9
The Carmel Trust(1)(4)......................................  5,641,967       20.3
Dresdner Bank AG(5).........................................  2,786,550       10.0
Dresdner RCM Global US Holdings LLC(5)......................  2,773,550       10.0
Dresdner RCM Global Investors LLC(5)........................  2,773,550       10.0
John F. Antioco(6)..........................................      4,058        *
James Bazlen(7)(8)..........................................    430,905        1.5
James O. Egan...............................................         --       --
Morton Godlas(6)............................................      1,358        *
Charles K. Marquis(9).......................................     11,000        *
Maynard Jenkins(8)(10)......................................    213,571        *
Christopher J. O'Brien......................................     11,000        *
Charles J. Philippin........................................     16,000        *
Robert Smith(4).............................................         --       --
Christopher J. Stadler......................................     10,000        *
Eddie Trump(4)..............................................         --       --
Jules Trump(4)..............................................         --       --
Savio W. Tung...............................................     10,000        *
Martin Fraser(8)............................................     32,474        *
Robert Shortt(8)............................................     30,360        *
Dale Ward(8)................................................     17,474        *
All directors and executive officers as a group (20
  persons)(7)(8)(9)(10).....................................    829,290        3.0

---------------
 *  Less than 1%.

(1) The Investcorp Group, as defined in the stockholders' agreement, owns 6,030,964 shares, or 21.7% of our outstanding common stock. The Carmel Group, as defined in the stockholders' agreement, owns 5,901,824 shares, or 21.3% of our outstanding common stock. As the parties to the stockholders' agreement have agreed to vote with respect to certain matters as set forth therein, all of them may be deemed to be a control group. As a result, each stockholder may be deemed to beneficially own all shares of common stock owned by all of the parties to the stockholders' agreement. The number of shares shown as owned by the Investcorp Group does not include any shares which Maynard Jenkins has the right to acquire upon exercise of options, and the number of shares shown as owned by the Carmel Group does not include any shares which James Bazlen has the right to acquire upon exercise of options. See "Certain Relationships and Related Transactions -- Stockholders' Agreement." Because we believe that our presentation more accurately reflects ownership of the Company's common stock, this table does not reflect shares which may be deemed to be beneficially owned by any entity solely by virtue of the stockholders' agreement.

(2) Investcorp does not directly own any stock in the Company. The number of shares of common stock shown as beneficially owned by Investcorp includes all of the shares beneficially owned by Investcorp Investment Equity Limited, a Cayman Islands corporation and a wholly-owned subsidiary of Investcorp and by Investcorp CSK Holdings L.P., a Cayman Islands Limited Partnership in which Investcorp both owns a majority economic ownership interest and is the sole general partner. Investcorp owns no stock in Equity CSKA Limited, Equity CSKB Limited, Equity CSKC Limited, South Bay Limited, Ballet Limited, Denary Limited, Gleam Limited, Highlands Limited, Noble Limited, Outrigger Limited, Quill Limited, Radial Limited, Shoreline Limited, Zinnia Limited, Chase Bank (C.I.) Nominees Limited, or the beneficial owners of these entities. Each of Equity CSKA Limited, Equity CSKB Limited, Equity CSKC Limited, South Bay Limited, Ballet Limited, Denary Limited, Gleam Limited, Highlands Limited, Noble Limited, Outrigger Limited, Quill Limited, Radial Limited, Shoreline Limited and Zinnia Limited is a Cayman Islands corporation. Investcorp may be deemed to share beneficial ownership of the shares of voting stock held by these entities because the entities or their stockholders or principals have entered into revocable management services or similar agreements with an affiliate of Investcorp pursuant to which each of such entities or their stockholders or principals has granted such affiliate the authority to direct the voting and disposition of the common stock owned by such entity for so long as such agreement is in effect. Investcorp is a Luxembourg corporation with its registered address at 37 Rue Notre Dame, Luxembourg.

(3) SIPCO Limited may be deemed to control Investcorp through its ownership of a majority of the stock of a company that indirectly owns a majority of Investcorp.

(4) The trustee of Carmel is Chiltern Trustees Limited. The agreement pursuant to which Carmel was established in 1977 (the "Carmel Agreement") designates certain "protectors" who must authorize any action taken by the trustee and who have the authority to discharge the trustee and to appoint substitute trustees. These protectors are Saul Tobias Bernstein, Gerrit Van Riemsdijk and Robert Smith (who is also a director of the Company). These individuals are not otherwise associated with us or Carmel. The Carmel Agreement provides that Carmel shall continue until 21 years after the death of the last survivor of the descendants of certain persons living on the date it was established (the "Carmel Term"). Certain members of the families of Jules Trump (a director of the Company) and Eddie Trump (a director of the Company) may under limited circumstances appoint beneficiaries or themselves become beneficiaries (by appointment or at the end of the Carmel Term without appointment). If there are no such beneficiaries at the end of the Carmel Term, the assets of Carmel will be paid out to certain charitable institutions. The number of shares shown as owned by Carmel includes all of the shares owned by Transatlantic Finance, Ltd., an affiliate of Carmel. Jules Trump, Eddie Trump and Robert Smith each disclaim beneficial ownership of all shares shown as owned by Carmel.

(5) Dresdner RCM Global Investors LLC ("Dresdner RCM") is an investment adviser and a wholly owned subsidiary of Dresdner RCM US Holdings LLC ("DRCM Holdings"). Dresdner RCM Holdings, a Delaware Limited Liability Company, is a wholly owned subsidiary of Dresdner Bank AG ("Dresdner"). Dresdner is an international banking organization headquartered at Jurgen-Ponto-Platz 1, 60301 Frankfurt, Germany. The address for Dresdner RCM and DRCM Holdings is Four Embarcadero Center, San Francisco, California 94111.

(6) Includes the following shares of our common stock which the following individuals have the right to acquire upon the vesting of restricted stock granted pursuant to our Directors Stock Plan, if such plan is approved by our stockholders at the Annual Meeting: Mr. Antioco (1,058); and Mr. Godlas
    (458). The approval of the Directors Stock Plan is the subject of Proposal 3 in this Proxy Statement.

(7) Includes 259,857 shares of common stock held by a revocable family trust.

(8) Includes the following shares of our common stock which the following individuals have the right to acquire upon exercise of options: Maynard Jenkins (210,971); James Bazlen (171,048); Martin Fraser (12,718); Robert Shortt (3,234); Dale Ward (3,234); and other executive officers (19,077).

(9) Includes 1,000 shares of our common stock held in trusts of which Mr. Marquis is trustee for the benefit of his adult children.

(10) Includes 2,500 shares of common stock held by a revocable family trust.

                                   PROPOSAL 2

                      RATIFICATION OF INDEPENDENT AUDITOR

     The Board of Directors has appointed PricewaterhouseCoopers LLP ("PwC") as our independent auditor for fiscal 1999. The stockholders are requested to ratify this appointment. The appointment of PwC as our independent auditor will be deemed to be ratified upon approval by a majority of the issued and outstanding shares of the Company entitled to vote at the Annual Meeting.

     PwC has been our independent auditor since December 1996, and no relationship exists other than the relationship between independent public accountant and client.

     If the appointment of PwC as independent auditor for fiscal 1999 is not ratified by the stockholders, the Board of Directors will consider other auditors for our next fiscal year. However, because of the difficulty in making any substitution of auditor for the current year, the appointment of PwC for fiscal 1999 will stand, unless the Board of Directors finds other reason for making a change.

     A representative of PwC will be available at the Annual Meeting to respond to appropriate questions from stockholders.

     THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF SHARES OF COMMON STOCK ISSUED AND OUTSTANDING IS REQUIRED TO RATIFY THE APPOINTMENT OF PWC AS OUR INDEPENDENT AUDITOR.

     YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT AUDITOR FOR FISCAL 1999, WHICH IS DESIGNATED AS PROPOSAL 2 ON THE ENCLOSED PROXY CARD.

                                   PROPOSAL 3

                                  ADOPTION OF
                            THE CSK AUTO CORPORATION
                              DIRECTORS STOCK PLAN

     The summary of the main features of the Directors Stock Plan is qualified in its entirety by the complete text of the plan which is set out as Appendix A to this Proxy Statement.

THE DIRECTORS STOCK PLAN

     On June 12, 1998, the Board of Directors adopted, subject to the approval of our stockholders, the CSK Auto Corporation Directors Stock Plan (the "Directors Plan"). The Directors Plan will become effective only upon approval by a majority of the issued and outstanding shares of the Company entitled to vote at the Annual Meeting. Assuming that our stockholders approve the Directors Plan, the Company will be able to make stock-based awards of up to an aggregate of 50,000 shares of common stock. These awards may be in the form of restricted stock, stock options or stock appreciation rights.

  Purpose

     The purpose of the Directors Stock Plan is to advance the interests of CSK Auto Corporation, by enabling the Company to attract, retain and motivate qualified individuals to serve on the Company's Board of Directors and to align the financial interests of such individuals with those of the Company's stockholders by providing for or increasing their proprietary interest in the Company.

  Eligibility

     All of our non-employee directors will be eligible to participate in the Directors Plan. Of our thirteen current board members, eleven are non-employee directors.

  Terms

     The Board of Directors may issue up to a maximum of 50,000 shares of common stock under the Directors Plan. The maximum number of shares for which options may be issued in any one year to any one person is 50,000. If there is any reclassification, exchange or conversion of our common stock into another class of capital stock, or a stock split, reverse split, stock dividend, spin-off or other similar transaction, the maximum shares of common stock otherwise available for issuance under the Directors Plan will be appropriately adjusted. Awards under the Directors Plan may consist of stock options, restricted stock, stock appreciation rights, or any other arrangement which involves the issuance of our common stock or of an interest which has a value based upon the value of our common stock. No stock options or restricted stock may be awarded after the tenth anniversary of the date the Directors Plan is approved by the Company's stockholders, subject to the right of the Board of Directors to terminate the Directors Plan at any time prior.

     The Board of Directors may issue options to purchase shares of common stock of the Company at the exercise price set forth in the option agreement relating to the grant. The exercise price for each stock option shall be established by the Board or under a formula established by the Board. The Board also has the discretion to determine the schedule of vesting, the terms of expiration, the number of shares subject to an option and such other terms and conditions of options as do not conflict with the terms of the Directors Plan.

     The Board of Directors may award shares of common stock under the Plan. These awards may be subject to such conditions, restrictions or other vesting terms as established in the sole discretion of the Board. The conditions, restrictions or vesting terms may be contingent upon the passage of time, continued service or achievement of Company or individual performance goals, as specified by the Board.

     The Board of Directors may award stock appreciation rights or other stock based awards evidenced by "Stock Units." A "Stock Unit" is a bookkeeping entry representing an amount equal to the fair market value of one share of common stock. Vesting of the Stock Units may be deferred or conditioned upon criteria determined by the Board of Directors. Settlement of the Stock Units upon vesting may be made in cash, in shares of common stock, or in another medium as provided by the Board of Directors. The amount of such settlement may be increased by an interest factor or dividend equivalents.

  Outside Directors Compensation Policy

     In order to ensure consistent application of the Directors Plan, in October 1998 our Board of Directors adopted an outside director compensation policy. As this policy does not currently apply to directors associated with the Investcorp Group or the Carmel Group, only two directors are currently compensated under this policy. This policy provides that participants must receive at least $10,000 of their annual $25,000 stipend in the form of restricted stock grants pursuant to the Directors Plan. The annual stipend is pro-rated from the time of the director's election to the proposed date for our next annual meeting of stockholders. Awards of restricted stock are valued at fair market value at the close of business on the date immediately prior to the date of the grant. As of April 30, 1999, we have granted 1,516 shares of restricted common stock under the Directors Plan. These grants are contingent on stockholder approval of the Directors Plan and, if such approval is not obtained, shall be of no effect. The Board of Directors may change its outside director compensation policy in its sole discretion, without the approval of our stockholders.

  Administration

     The Directors Plan is administered by the Board (the "Administrator"), except that as provided therein the Plan may be administered by a committee of the Board, as appointed from time to time by the Board. The Board has appointed the Compensation Committee to administer the Directors Plan. The Directors Plan authorizes the Administrator to prescribe, amend and rescind rules relating to this Plan or take actions as deemed appropriate to implement or interpret the provisions of the Directors Plan. The Board of Directors may amend the Directors Plan at any time as determined appropriate, without further action of the stockholders except as required by law; provided, however, that no change in any option granted may be made that would impair the rights of the optionee without the consent of such optionee. Notwithstanding the foregoing, the Directors Plan cannot be amended to increase the total number of shares issuable thereunder without the approval of our stockholders.

FEDERAL INCOME TAX CONSEQUENCES

     A non-employee Director who is granted a stock option pursuant to the Directors Plan generally will recognize no taxable income at the time of the grant, but generally will recognize taxable income upon the exercise of the stock option. The amount of income recognized by the director upon the exercise of the stock option will be measured by the excess, if any, of the fair market value of the shares of common stock acquired at the time of exercise over the exercise price paid therefor. The Company will generally be entitled to a deduction corresponding to the amount of income recognized by the non-employee director.

     In general, a non-employee director who receives a grant of common stock that is subject to restrictions that impose a substantial risk of forfeiture will not recognize income upon the receipt of such shares. However, upon the lapse of the restrictions to which such stock is subject, the non-employee director will recognize compensation income, and receive a basis in such shares, in an amount equal to the fair market value of the vested shares determined on the vesting date. The Company will be entitled to a compensation deduction equal to such amount. Alternatively, if the non-employee director makes an election under Section 83(b) of the Internal Revenue Code of 1986, as amended (the "Code"), no later than 30 days after a stock grant, or if the stock is not subject to a substantial risk of forfeiture upon grant, the non-employee director will recognize compensation income in the taxable year of the stock grant and receive a basis equal to the fair market value of such shares determined on the date of grant, and the Company will be entitled to a compensation deduction equal to such amount.

     Unless a non-employee director makes an election under Code Section 83(b), as described above, amounts paid to the non-employee director as dividends with respect to such shares prior to the vesting date will be treated for federal income tax purposes as compensation income taxable at ordinary income tax rates for which the Company will be entitled to a compensation deduction with respect to such amounts. However, upon the vesting of the Non-Employee Director's shares, or if the Non-Employee Director makes a timely Code Section 83(b) election prior to such vesting, amounts paid to the Non-Employee Director as dividends will be treated as dividends for federal income tax purposes for which the Company will not be entitled to a deduction with respect to such amounts.

     The foregoing does not purport to be a complete summary of the Federal income tax considerations relevant to stock awards granted under the Directors Plan. In addition, the tax consequences under state, local or foreign law may differ from the consequences under Federal income tax law.

NEW PLAN BENEFITS

     The following table sets forth the value, as of the date of grant, of the restricted common stock granted by the Board of Directors under the Directors Plan during fiscal 1998, subject to the approval of the Company's stockholders.

                               NEW PLAN BENEFITS

                           1999 DIRECTORS STOCK PLAN

                                                               DOLLAR        SHARES OF
POSITION                                                      VALUE($)    COMMON STOCK(#)
--------                                                      --------    ---------------
Non-Executive Directors, as a Group.........................   35,050          1,516

     THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF SHARES OF COMMON STOCK ISSUED AND OUTSTANDING IS REQUIRED TO ADOPT THE CSK AUTO CORPORATION DIRECTORS STOCK PLAN.

     YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ADOPTION OF THE CSK AUTO CORPORATION DIRECTORS STOCK PLAN, WHICH IS DESIGNATED AS PROPOSAL 3 ON THE ENCLOSED PROXY CARD.

                                   PROPOSAL 4

                                  ADOPTION OF
                            THE AMENDED AND RESTATED
                              CSK AUTO CORPORATION
                        1996 EXECUTIVE STOCK OPTION PLAN

     The summary of the main features of the amended and restated CSK Auto Corporation 1996 Executive Stock Option Plan is qualified in its entirety by the complete text of the plan which is set out as Appendix B to this Proxy Statement.

AMENDED AND RESTATED 1996 EXECUTIVE STOCK OPTION PLAN

     On April 30, 1999, the Board of Directors adopted, subject to the approval of our stockholders, an amendment and restatement of the CSK Auto Corporation 1996 Executive Stock Option Plan (the "Executive Plan"). This amendment and restatement will become effective only upon approval by a majority of the issued and outstanding shares of the Company entitled to vote at the Annual Meeting.

  Purpose

     The purpose of the Executive Plan is to advance the interests of CSK Auto Corporation, by enabling the Company to attract, retain and motivate qualified individuals to serve as the Company's senior management and to align the financial interests of such individuals with those of the Company's stockholders by providing for or increasing their proprietary interest in the Company.

     As of April 30, 1999, options for 677,279 shares, out of a maximum number of 684,200 shares of common stock permitted to be granted under the terms of the Executive Plan, have been granted by the Board of Directors. Certain of the options previously granted under the Executive Plan may require the issuance of additional options in the event of superior financial performance by the Company. Although the performance options that must be issued in respect of fiscal 1998 have been awarded, the Board of Directors may need to issue options for additional shares of common stock under the Executive Plan in respect of future fiscal years. This amendment and restatement of the Executive Plan will increase the maximum number of shares for which options may be granted by 60,000, to a total of 744,200 shares of common stock, which will allow us to grant future options in accordance with potential future obligations under the Executive Plan. There are no other material changes to the Executive Plan made by this amendment and restatement.

     The Board of Directors intends to make all other future option grants under the 1999 Employee Stock Option Plan, if it is approved by our stockholders. The approval of the 1999 Employee Stock Option Plan is the subject of Proposal 6 of this Proxy Statement.

  Terms

     The Board of Directors may issue up to a maximum of 744,200 shares of common stock under the amended and restated Executive Plan. The maximum number of shares for which options may be issued in any one year to any one person is 684,200. If there is any reclassification, exchange or conversion of our common stock into another class of capital stock, or a stock split, reverse split, stock dividend, spin-off or other similar transaction, the maximum shares of common stock otherwise available for issuance under the Executive Plan will be appropriately adjusted. Awards under the Executive Plan consist of stock options, which may be incentive stock options ("ISOs") intended to qualify under
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and non-qualified stock options which do not qualify as ISOs ("NQSOs"). No stock options may be awarded after October 30, 2006, subject to the right of the Board of Directors to terminate the Executive Plan at any time prior.

     The Board of Directors may issue options to purchase shares of common stock of the Company at the exercise price set forth in the option agreement relating to the grant. The exercise price for each stock option shall be established by the Board or under a formula established by the Board. The Board may also determine in its sole discretion the schedule of vesting, the terms of expiration, the number of shares subject to an option and such other terms and conditions of options as do not conflict with the terms of the Executive Plan.

     The Board of Directors intends to limit its future grants of options under the Executive Plan to grants in satisfaction of its potential future obligations under previously granted options. The terms of these previously granted options provide that, in the event that certain performance goals with respect to the first four full fiscal years during an option's term are exceeded by at least 10%, then the executive will automatically receive an additional option to purchase shares of common stock equal to up to 5% (20% on a cumulative basis) of his or her original option grant. The exercise price of the shares of common stock under each additional option shall be equal to the fair market value of the common stock on the grant date of the original option. The approval of the terms of issuance of these additional options is the subject of Proposal 5 of this Proxy Statement.

  Eligibility

     Eligibility for participation in the Executive Plan is subject to the discretion of the Board of Directors. Historically, our Vice Presidents, Senior Vice Presidents and more senior executives have been eligible for participation.

     If our stockholders approve the amended and restated Executive Plan, the Board of Directors intends to limit future participation to those prior participants to whom the Company may have future obligations resulting from prior option grants until all such obligations are satisfied.

  Administration

     The Executive Plan is administered by the Board (the "Administrator"), except that as provided herein the Plan may be administered by a committee of the Board, as appointed from time to time by the Board. The Board has appointed the Compensation Committee to administer the Executive Plan. The Executive Plan authorizes the Administrator to prescribe, amend and rescind rules relating to this Plan or take actions as deemed appropriate to implement or interpret the provisions of the Executive Plan. The Board of Directors may amend the Executive Plan at any time as determined appropriate, without further action of the stockholders except as required by law; provided, however, that no change in any option granted may be made that would impair the rights of the optionee without the consent of such optionee. Notwithstanding the foregoing, the Executive Plan cannot be amended to increase the total number of shares issuable thereunder without the approval of our stockholders.

FEDERAL INCOME TAX CONSEQUENCES

     An executive that receives a stock option qualifying as an ISO pursuant to the Executive Plan will recognize no taxable income upon the grant of such option. Further, provided certain requirements are complied with, such executive will not recognize taxable income upon the exercise of such option and the receipt of the common stock subject to such option. Provided the requirements for an ISO are complied with, the Company will not be entitled to a compensation deduction with respect to the issuance or exercise of an ISO to a participating executive.

     An executive who is granted an NQSO pursuant to the Executive Plan generally will recognize no taxable income at the time of the grant of such option, but generally will recognize taxable income upon the exercise of such option. The amount of income recognized upon the exercise of the stock option will be measured by the excess, if any, of the fair market value of the shares of common stock subject to such option at the time of exercise over the exercise price paid therefor. The Company will generally be entitled to a compensation deduction corresponding to the amount of income recognized by the executive.

     The foregoing does not purport to be a complete summary of the Federal income tax considerations relevant to stock options granted under the Executive Plan. In addition, the tax consequences under state, local or foreign law may differ from the consequences under Federal income tax law.

     THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF SHARES OF COMMON STOCK ISSUED AND OUTSTANDING IS REQUIRED TO ADOPT THE AMENDED AND RESTATED CSK AUTO CORPORATION 1996 EXECUTIVE STOCK OPTION PLAN.

     YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ADOPTION OF THE AMENDED AND RESTATED CSK AUTO CORPORATION 1996 EXECUTIVE STOCK OPTION PLAN, WHICH IS DESIGNATED AS PROPOSAL 4 ON THE ENCLOSED PROXY CARD.

                                   PROPOSAL 5

                       APPROVAL OF TERMS FOR ISSUANCE OF
                              BONUS OPTIONS UNDER
                            THE AMENDED AND RESTATED
                              CSK AUTO CORPORATION
                        1996 EXECUTIVE STOCK OPTION PLAN

     The summary of the main features of certain options ("Bonus Options") issuable pursuant to the amended and restated CSK Auto Corporation 1996 Executive Stock Option Plan is qualified in its entirety by the complete text of the plan which is set out as Appendix B to this Proxy Statement.

BONUS OPTIONS UNDER AMENDED AND RESTATED 1996 EXECUTIVE STOCK OPTION PLAN

  Purpose

     The purpose of issuing Bonus Options pursuant to the amended and restated 1996 Executive Stock Option Plan is to advance the interests of CSK Auto Corporation, by enabling the Company to attract, retain and motivate qualified individuals to serve as the Company's senior management and to align the financial interests of such individuals with those of the Company's stockholders by providing for or increasing their proprietary interest in the Company.

  Terms of Bonus Options Issued Under Plan

     The Compensation Committee (the "Committee") of the Board of Directors intends to issue future Bonus Options in satisfaction of its potential future obligations under options previously granted under the Executive Plan. The terms of these previously granted options ("Base Options") provide that, in the event that certain performance goals, which are based upon the Company's earnings before interest, taxes, depreciation and amortization or "EBITDA" with respect to the first four full fiscal years during an option's term, are exceeded by at least 10%, then the executive will automatically receive Bonus Options for shares in an amount equal to up to 5% (20% on a cumulative basis) of the shares available under his or her Base Option grant. The exercise price of the shares of common stock under each Bonus Option shall be equal to the fair market value of the common stock on the grant date of the Base Option in respect of which it is granted, which exercise price may be below the fair market value of the subject shares of common stock on the grant date of the Bonus Option.

     The following chart sets forth the exercise prices at which Bonus Options could be granted under the Executive Plan and the maximum number of shares of common stock for which Bonus Options may be granted to any person at each such price during any one year.

EXERCISE       MAXIMUM
PRICE PER     NUMBER OF
SHARE($)    BONUS OPTIONS
---------   -------------
  12.04         2,682
  20.00           170
  25.50         1,700
  25.78           170
  28.13         2,500
  29.44           340

     The actual amount of Bonus Options that may be granted to any participating executive in any one year and the strike price(s) at which such Bonus Options may be granted will depend upon the amount of Base Options originally granted to such executive and the exercise price of such Base Options. Some participating executives received more than one grant of Base Options, with different exercise prices, and thus may be entitled to receive Bonus Options with different exercise prices. No participating executive will be entitled to receive more than the maximum number of Bonus Options set forth above with respect to each exercise price set forth above in any one year.

  Eligibility

     If our stockholders approve the amendment restatement of the Executive Plan as described in Proposal 4, the Board of Directors intends to issue Bonus Options to the persons eligible therefor until all such Bonus Options are issued. The class of persons that will be eligible to receive Bonus Options under the Executive Plan following the adoption of the amended and restated Executive Plan accordingly will consist of those of our employees who served as Senior Vice Presidents or Vice Presidents between October 30, 1996 and January 30, 1999.

  Administration

     All Bonus Options to be granted under the Plan will be granted by the Compensation Committee of the Board of Directors. The Compensation Committee will not have the authority to increase the total number of shares for which Bonus Options may be issued to any individual participant in the Executive Plan, nor to decrease the exercise price at which such Bonus Options could be issued as described above.

FEDERAL INCOME TAX CONSEQUENCES

     Section 162(m) of the Code generally disallows a federal income tax deduction to public companies to the extent that compensation paid to the company's chief executive officer and each of the company's four other most highly compensated officers in any single fiscal year exceeds $1 million. Certain compensation, including "performance-based" compensation meeting the requirements of Section 162(m), is excluded from the determination as to whether the $1 million threshold has been reached with respect to a particular employee. For compensation to constitute "performance-based" compensation, such compensation must be conditioned upon the attainment of one or more "performance goals." As noted above, the Bonus Options will be granted based on the achievement of certain targets relating to the EBITDA of the Company during the first four years that previously-granted Base Options are outstanding. To satisfy the requirements that apply to performance-based compensation, the material terms of the "performance goals" that are set forth above must be approved by the Company's stockholders.

     Assuming that our stockholders approve the terms of issuing Bonus Options under the amended and restated 1996 Executive Stock Option Plan as described above, compensation attributable to Bonus Options issued under the Plan will qualify as "performance-based compensation" that is exempt from the $1 million deduction limit imposed by Section 162(m).

     The foregoing does not purport to be a complete summary of the Federal income tax considerations relevant to stock options granted under the Executive Plan. In addition, the tax consequences under state, local or foreign law may differ from the consequences under Federal income tax law.

     THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF SHARES OF COMMON STOCK ISSUED AND OUTSTANDING IS REQUIRED TO ADOPT THESE TERMS FOR ISSUANCE OF BONUS OPTIONS PURSUANT TO THE AMENDED AND RESTATED CSK AUTO CORPORATION 1996 EXECUTIVE STOCK OPTION PLAN.

     YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ADOPTION OF THE TERMS FOR ISSUANCE OF BONUS OPTIONS UNDER THE AMENDED AND RESTATED CSK AUTO CORPORATION 1996 EXECUTIVE STOCK OPTION PLAN, WHICH IS DESIGNATED AS PROPOSAL 5 ON THE ENCLOSED PROXY CARD.

                                   PROPOSAL 6

                                  ADOPTION OF
                            THE CSK AUTO CORPORATION
                        1999 EMPLOYEE STOCK OPTION PLAN

     The summary of the main features of the 1999 Employee Stock Option Plan is qualified in its entirety by the complete text of the plan which is set out as Appendix C to this Proxy Statement.

1999 EMPLOYEE STOCK OPTION PLAN

     On April 30, 1999, the Board of Directors adopted, subject to the approval of our stockholders, the CSK Auto Corporation 1999 Employee Stock Option Plan (the "Employee Plan"). The Employee Plan will become effective only upon approval by a majority of the outstanding shares of the Company entitled to vote at the Annual Meeting. Assuming that our stockholders approve the Employee Plan, the Company will be able to make stock option awards of up to an aggregate of 750,000 shares of common stock. These awards may be incentive stock options ("ISOs") intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") or non-qualified stock options which do not qualify as ISOs ("NQSOs").

  Purpose

     The purpose of the Employee Plan is to advance the interests of CSK Auto Corporation, by enabling the Company to attract, retain and motivate qualified individuals to serve as employees of the Company and to align the financial interests of such individuals with those of the Company's stockholders by providing for or increasing their proprietary interest in the Company.

  Eligibility

     Eligibility for participation in the Employee Plan is subject to the discretion of the Board of Directors. The Board of Directors intends to allow all of the Company's salaried employees to participate in the Employee Plan.

  Terms

     The Board of Directors may issue up to a maximum of 750,000 shares of common stock under the Employee Plan. The maximum number of shares for which options may be issued in any one year to any one person is 150,000, provided, however, that in the case of an employee hired by the Company within a fiscal year, the maximum number of shares for which options may be issued to such new employee in such fiscal year will be 250,000. In no circumstances will any person be entitled to receive options to acquire more than 250,000 shares of common stock under the Employee Plan in any one fiscal year. If there is any reclassification, exchange or conversion of our common stock into another class of capital stock, or a stock split, reverse split, stock dividend, spin-off or other similar transaction, the maximum shares of common stock otherwise available for issuance under the Employee Plan will be appropriately adjusted. Awards under the Executive Plan consist of stock options, which may be ISOs or NQSOs. No stock options or restricted stock may be awarded after the tenth anniversary of the date the Employee Plan is approved by the Company's stockholders, subject to the right of the Board of Directors to terminate the Employee Plan at any time prior.

     The Board of Directors may issue options to purchase shares of common stock of the Company at the exercise price set forth in the option agreement relating to the grant. The exercise price for each stock option shall be established by the Board or under a formula established by the Board. The Board may also determine in its sole discretion the schedule of vesting, the terms of expiration, the number of shares subject to an option and such other terms and conditions of options as do not conflict with the terms of the Employee Plan.

  Administration

     The Employee Plan is administered by the Board (the "Administrator"), except that as provided herein the Employee Plan may be administered by a Committee of the Board, as appointed from time to time by the

Board. The Board has appointed the Compensation Committee to administer the Employee Plan. The Employee Plan authorizes the Administrator to prescribe, amend and rescind rules relating to this Plan or take actions as deemed appropriate to implement or interpret the provisions of the Employee Plan. The Board of Directors may amend the Employee Plan at any time as determined appropriate, without further action of the stockholders except as required by law; provided, however, that no change in any option granted may be made that would impair the rights of the optionee without the consent of such optionee. Notwithstanding the foregoing, the Employee Plan cannot be amended to increase the total number of shares issuable thereunder or change the eligibility requirements of the Employee Plan without the approval of our stockholders.

FEDERAL INCOME TAX CONSEQUENCES

     An employee that receives a stock option qualifying as an ISO pursuant to the Employee Plan will recognize no taxable income upon the grant of such option. Further, provided certain requirements are complied with, such employee will not recognize taxable income upon the exercise of such option and the receipt of the common stock subject to such option. Provided the requirements for an ISO are complied with, the Company will not be entitled to a compensation deduction with respect to the issuance of an ISO to, or the exercise of an ISO by, a participating employee.

     An employee who is granted an NQSO pursuant to the Employee Plan will recognize no taxable income at the time of the grant, but generally will recognize taxable income upon the exercise of the option. The amount of income recognized upon the exercise of such option will be measured by the excess, if any, of the fair market value of the shares of common stock subject to the option at the time of exercise over the exercise price paid therefor. The Company will generally be entitled to a compensation deduction corresponding to the amount of income recognized by the employee.

     The foregoing does not purport to be a complete summary of the Federal income tax considerations relevant to stock awards granted under the Employee Plan. In addition, the tax consequences under state, local or foreign law may differ from the consequences under Federal income tax law.

     THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF SHARES OF COMMON STOCK ISSUED AND OUTSTANDING IS REQUIRED TO ADOPT THE CSK AUTO CORPORATION 1999 EMPLOYEE STOCK OPTION PLAN.

     YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ADOPTION OF THE AMENDMENT TO THE CSK AUTO CORPORATION 1999 EMPLOYEE STOCK OPTION PLAN, WHICH IS DESIGNATED AS PROPOSAL 6 ON THE ENCLOSED PROXY CARD.

                                   PROPOSAL 7

                                  APPROVAL OF
                            THE CSK AUTO CORPORATION
                        1999 EXECUTIVE INCENTIVE PROGRAM

1999 EXECUTIVE INCENTIVE PROGRAM

     On April 30, 1999, the Compensation Committee of the Board of Directors adopted, subject to the approval of our stockholders, the terms for certain annual incentive bonuses to be paid to Maynard Jenkins and James Bazlen pursuant to the terms of their respective employment agreements (the "Incentive Program"). The Incentive Program will become effective only upon approval by a majority of the outstanding shares of the Company entitled to vote at the Annual Meeting.

  Purpose

     Pursuant to the terms of their respective employment agreements, Messrs. Jenkins and Bazlen are entitled to annual cash incentive bonuses in an amount equal to a percentage of their respective annual base salaries determined with reference to financial targets established by the Compensation Committee. In order to qualify these annual cash incentive bonuses for favorable tax treatment under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), the Board of Directors has established the Incentive Program and is submitting it to our stockholders for their approval.

  Eligibility

     Only Messrs. Jenkins and Bazlen are eligible for participation in the Incentive Program.

  Terms

     Under the Incentive Program, the Compensation Committee may grant cash incentive bonuses to Messrs. Jenkins and Bazlen if the performance goals established by the Committee for fiscal 1999 are achieved. The bonuses to be paid to Messrs. Jenkins and Bazlen for fiscal 1999 will be based on the net income or earnings per share of the Company, or a combination thereof.

     In fiscal 1999, Mr. Jenkins may not be awarded an annual incentive bonus under the Incentive Program in excess of $910,000. In fiscal 1999, Mr. Bazlen may not be awarded an annual incentive bonus under the Incentive Program in excess of $679,000. These maximum amounts are limitations and do not represent targets.

     The Committee may adjust these cash incentive bonuses for individual performance on the basis of such quantitative and qualitative performance measure and evaluations as it deems appropriate; provided, however, that to the extent required by the requirements applicable to performance-based compensation, no bonus may be increased in excess of the limitations set forth above.

FEDERAL INCOME TAX CONSEQUENCES

     Section 162(m) of the Code generally disallows a federal income tax deduction to public companies to the extent that compensation paid to the company's chief executive officer and each of the company's four other most highly compensated officers in any single fiscal year exceeds $1 million. Certain compensation, including "performance-based" compensation meeting the requirements of Section 162(m), is excluded from the determination as to whether the $1 million threshold has been reached with respect to a particular employee. For compensation to constitute "performance-based" compensation, such compensation must be conditioned upon the attainment of one or more "performance goals." To satisfy the requirements that apply to performance-based compensation, the material terms of the "performance goals" that are set forth above must be approved by the Company's stockholders, and approval of the Incentive Program will also constitute approval of the foregoing terms.

     Assuming that our stockholders approve the Incentive Program, incentive payments made under the Program will qualify as "performance-based compensation" that is exempt from the $1 million deduction limit imposed by Section 162(m).

     THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF SHARES OF COMMON STOCK ISSUED AND OUTSTANDING IS REQUIRED TO ADOPT THE CSK AUTO CORPORATION 1999 EXECUTIVE INCENTIVE PROGRAM.

     YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ADOPTION OF 1999 EXECUTIVE INCENTIVE PROGRAM FOR CERTAIN EMPLOYEES, WHICH IS DESIGNATED AS PROPOSAL 7 ON THE ENCLOSED PROXY CARD.

                                 OTHER MATTERS

STOCKHOLDER PROPOSALS

     Our By-Laws and Securities and Exchange Commission regulations permit stockholders to submit proposals for consideration at annual meetings of stockholders. Any such proposals for the Annual Meeting must be received by May 22, 1999 in order to be deemed timely raised for action at the Annual Meeting. The advance notice provisions of the Company's By-Laws require that any proposal or nomination for the Company's Annual Meeting to be held in 2000 must be submitted in writing to the Secretary of the Company not less than 90 days nor more than 120 days prior to the anniversary of this year's Annual Meeting. In order for any proposal to be included in proxy materials relating to the Company's Annual Meeting to be held in 2000, such proposals must be submitted to the Company on or before January 13, 2000, and must comply with our By-Laws and with applicable regulations of the Securities and Exchange Commission. Proposals should be sent to our principal executive office at 645 East Missouri Avenue, Phoenix, Arizona 85012, Attn.: Secretary.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers and directors, and persons who own more than 10% of the Company's common stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange, and to furnish the Company with copies of these filings. Based solely on our review of the copies of such forms that we received, we believe that each of Mr. Antioco and Larry Buresh filed his initial Form 3 non-timely, Dale Ward filed one Form 4 non-timely to report two transactions, Mr. Jenkins filed one Form 5 non-timely to report two transactions, and each of Auto Equity Limited, Auto Investments Limited, Auto Parts Limited, CSK Equity Limited, CSK International Limited, CSK Investments Limited, Equity CSKA Limited, Equity CSKB Limited, Equity CSKC Limited, Investcorp Investment Equity Limited, Investcorp CSK Holdings L.P., New CSK Equity Limited, South Bay Limited, Ballet Limited, Denary Limited, Gleam Limited, Highlands Limited, Noble Limited, Outrigger Limited, Quill Limited, Radial Limited, Shoreline Limited, Zinnia Limited, Investcorp, S.A. and SIPCO Limited failed to file one Form 4 to report a transaction which was subsequently reported on a timely-filed Form 5.
                            ------------------------

     Please promptly complete, date, sign and mail the accompanying proxy card in the postage-paid envelope enclosed for your convenience or telephone us at the number indicated on the enclosed proxy materials. Giving us your proxy by either of these methods will not prevent you from attending the Annual Meeting and voting in person.

Phoenix, Arizona
May 12, 1999

                               TABLE OF CONTENTS

  Matters to be Considered at the Annual Meeting............    1
  Voting and Attendance.....................................    2
  Expenses of Solicitation..................................    2
PROPOSAL 1 -- ELECTION OF DIRECTORS.........................    3
  Nominees for Director.....................................    3
  Board Meetings and Committees.............................    5
  Compensation of Directors.................................    5
  Certain Relationships and Related Transactions............    6
REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE
  COMPENSATION..............................................    9
  Compensation Policies.....................................    9
  CEO and President Compensation............................   10
  Compensation Committee Interlocks and Insider
     Participation..........................................   11
EXECUTIVE OFFICERS..........................................   11
  Executive Compensation....................................   12
STOCK PERFORMANCE GRAPH.....................................   17
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
  MANAGEMENT................................................   18
PROPOSAL 2 -- RATIFICATION OF INDEPENDENT AUDITOR...........   20
PROPOSAL 3 -- ADOPTION OF THE CSK AUTO CORPORATION DIRECTORS
  STOCK PLAN................................................   21
PROPOSAL 4 -- ADOPTION OF THE AMENDED AND RESTATED CSK AUTO
  CORPORATION 1996 EXECUTIVE STOCK OPTION PLAN..............   24
PROPOSAL 5 -- APPROVAL OF TERMS FOR ISSUANCE OF BONUS
  OPTIONS UNDER THE AMENDED AND RESTATED CSK AUTO
  CORPORATION 1996 EXECUTIVE STOCK OPTION PLAN..............   27
PROPOSAL 6 -- ADOPTION OF THE CSK AUTO CORPORATION 1999
  EMPLOYEE STOCK OPTION PLAN................................   29
PROPOSAL 7 -- APPROVAL OF THE CSK AUTO CORPORATION 1999
  EXECUTIVE INCENTIVE PROGRAM...............................   31
OTHER MATTERS...............................................   33
  Stockholder Proposals.....................................   33
  Section 16(a) Beneficial Ownership Reporting Compliance...   33
APPENDIX A: CSK Auto Corporation Directors Stock Plan.......  A-1
APPENDIX B: Amended and Restated CSK Auto Corporation 1996
  Executive Stock Option Plan...............................  B-1
APPENDIX C: CSK Auto Corporation 1999 Employee Stock Option
  Plan......................................................  C-1

                                                                      APPENDIX A

                              CSK AUTO CORPORATION
                              DIRECTORS STOCK PLAN

                                   SECTION 1

                                    PURPOSE

     The purpose of the CSK Auto Corporation Directors Stock Plan (the "Plan") is to advance the interests of CSK Auto Corporation, a Delaware corporation (hereinafter the "Company"), by enabling the Company to attract, retain and motivate qualified individuals to serve on the Company's Board of Directors and to align the financial interests of such individuals with those of the Company's stockholders by providing for or increasing their proprietary interest in the Company. The stock options granted pursuant to this Plan are not qualified under
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

                                   SECTION 2

                                  DEFINITIONS

     "Board" means the Board of Directors of the Company.

     "Committee" means the Board and/or a committee of the Board acting pursuant to its authorization to administer this Plan under Section 7.

     "Common Stock" means the Company's Common Stock, par value $.01 per share, as presently constituted, subject to adjustment as provided in Section 9.

     "Fair Market Value" means, as of any date, and unless the Board shall specify otherwise, the mean between the high and the low market prices for the Common Stock reported for that date on the composite tape for securities listed on the New York Stock Exchange or, if the Common Stock did not trade on the New York Stock Exchange on the date in question, then for the next preceding date for which the Common Stock traded on the New York Stock Exchange.

     "Non-Employee Director" means a member of the Board who is not at the time also an employee of the Company or any of its direct or indirect majority-owned subsidiaries (regardless of whether such subsidiary is organized as a corporation, partnership or other entity).

                                   SECTION 3

                           SHARES SUBJECT TO THE PLAN

     Subject to adjustment as provided in Section 9, the maximum number of shares of Common Stock which may be issued pursuant to this Plan shall not exceed 50,000. Shares issued under this Plan may be authorized and unissued shares of Common Stock or shares of Common Stock reacquired by the Company. All or any shares of Common Stock subject to a stock option or stock grant which for any reason are not issued or are reacquired under the stock option or stock grant may again be made subject to a stock option or stock grant under the Plan.

                                   SECTION 4

                                  PARTICIPANTS

     Any person who is a Non-Employee Director shall be eligible for the award of stock options and/or stock grants hereunder.

                                   SECTION 5

                          NON-EMPLOYEE DIRECTOR AWARDS

     The Board may provide for stock options and/or stock grants to be awarded to Non-Employee Directors in consideration for their service to the Company. The Board shall determine to which Non-Employee Directors any such stock options and/or stock grants shall be awarded hereunder (any such person, a "Participant"). The Board shall specify the number of shares subject to each stock option or stock grant provided for under this Section 5, or the formula pursuant to which such number shall be determined, the Participants to receive any such award, the date of award and the vesting and expiration terms applicable to such stock option or stock grant. The award of stock options or stock grants hereunder may, but need not, be conditioned on the Non-Employee Director electing to forego his or her right to all or any part of his or her cash retainer or other fees. Subject to adjustment pursuant to Section 9, the maximum number of shares of Common Stock subject to stock options and stock grants awarded under this Plan during any calendar year to any person on account of his or her service as a Non-Employee Director, other than stock options or stock grants that a Non-Employee Director has elected to receive in lieu of cash retainer or other fees, shall not exceed 50,000 shares.

                                   SECTION 6

             TERMS AND CONDITIONS OF STOCK OPTIONS AND STOCK GRANTS

     General Terms and Conditions: Stock options and stock grants awarded pursuant to the Plan need not be identical but each stock option and stock grant shall be subject to the following general terms and conditions:

          Terms and Restrictions Upon Shares: The Board may provide that the shares of Common Stock issued upon exercise of a stock option or receipt of a stock grant shall be subject to such further conditions, restrictions or agreements as the Board in its discretion may specify prior to the exercise of such stock option or receipt of such stock grant, including without limitation, deferrals on issuance, conditions on vesting or transferability, and forfeiture or repurchase provisions. The Committee may establish rules for the deferred delivery of shares of Common Stock upon exercise of a stock option or receipt of a stock grant with the deferral evidenced by use of "Stock Units" equal in number to the number of shares of Common Stock whose delivery is so deferred. A "Stock Unit" is a bookkeeping entry representing an amount equivalent to the Fair Market Value of one share of Common Stock. Stock Units represent an unfunded and unsecured obligation of the Corporation except as otherwise provided by the Board. Settlement of Stock Units upon expiration of the deferral period shall be made in shares of Common Stock or otherwise as determined by the Committee. The amount of Common Stock, or other settlement medium, to be so distributed may be increased by an interest factor or by dividend equivalents. Until a Stock Unit is settled, the number of shares of Common Stock represented by a Stock Unit shall be subject to adjustment pursuant to Section 9.

          Transferability of Option: Unless otherwise provided by the Committee, each stock option shall be transferable only by will or the laws of descent and distribution.

          Other Terms and Conditions: No holder of a stock option or stock grant shall have any rights as a stockholder with respect to any shares of Common Stock subject to a stock option or stock grant hereunder until said shares have been issued. Stock options and stock grants may also contain such other provisions, which shall not be inconsistent with any of the foregoing terms, as the Board or the Committee shall deem appropriate. The Board may waive conditions to and/or accelerate exercisability of a stock option or stock grant, either automatically upon the occurrence of specified events (including in connection with a change of control of the Company) or otherwise in its discretion. No stock option or stock grant, however, nor anything contained in the Plan, shall confer upon any Participant any right to serve as a director of the Company.

          Stock Option Price: The exercise price for each stock option shall be established by the Board or under a formula established by the Board. The exercise price shall not be less than the Fair Market Value of the stock on the date of grant. The exercise price shall be paid in full at the time of exercise. The exercise price shall be payable in cash, by payment under an arrangement with a broker where payment is made pursuant to an irrevocable direction to the broker to deliver all or part of the proceeds from the sale of the option shares to the Company, by the surrender of shares of Common Stock owned by the optionholder exercising the option and having a fair market value on the date of exercise equal to the exercise price but only if such will not result in an accounting charge to the Company, or by any combination of the foregoing. In addition, the exercise price shall be payable in such other form(s) of consideration as the Committee in its discretion shall specify, including without limitation by loan (as described in Section 8) or by techniques that may result in an accounting charge to the Company.

          Stock Grant Terms: Stock grants under the Plan may, in the sole discretion of the Board, but need not, be conditioned upon the Participant paying cash or cash-equivalent consideration or agreeing to forego other compensation for the Shares covered by the stock grant. Stock grants under the Plan may be subject to such conditions, restrictions or other vesting terms as are established in the sole discretion of the Board. The conditions, restrictions or vesting terms may be contingent upon the passage of time, continued service or achievement of Company or individual performance goals, as specified by the Board.

                                   SECTION 7

                           ADMINISTRATION OF THE PLAN

     The Plan shall be administered by the Board, except that as provided herein the Plan may be administered by a Committee of the Board, as appointed from time to time by the Board. The Board shall fill vacancies on and from time to time may remove or add members to the Committee.

     Subject to the express provisions of this Plan, the Committee shall be authorized and empowered to do all things necessary or desirable in connection with the administration of this Plan, including, without limitation: (a) to prescribe, amend and rescind rules relating to this Plan and to define terms not otherwise defined herein; (b) to prescribe the form of documentation used to evidence any stock option or stock grant awarded hereunder, including provision for such terms as it considers necessary or desirable, not inconsistent with the terms established by the Board; (c) to establish and verify the extent of satisfaction of any conditions to exercisability applicable to stock options or to receipt or vesting of stock grants; (d) to determine whether, and the extent to which, adjustments are required pursuant to Section 9 hereof; and (e) to interpret and construe this Plan, any rules and regulations under the Plan and the terms and conditions of any stock option or stock grant awarded hereunder, and to make exceptions to any procedural provisions in good faith and for the benefit of the Company. Notwithstanding any provision of this Plan, the Board may at any time limit the authority of the Committee to administer this Plan.

     All decisions, determinations and interpretations by the Board or, except as to the Board, the Committee regarding the Plan, any rules and regulations under the Plan and the terms and conditions of any stock option or stock grant awarded hereunder, shall be final and binding on all Participants and holders of stock options and stock grants. The Board and the Committee may consider such factors as it deems relevant, in its sole and absolute discretion, in making such decisions, determinations and interpretations including, without limitation, the recommendations or advice of any officer or other employee of the Company and such attorneys, consultants and accountants as it may select.

                                   SECTION 8

                                     LOANS

     The Company may, if authorized by the Board, make loans for the purpose of enabling a Participant to exercise stock options and, if applicable, receive stock awarded under the Plan and to pay the tax liability resulting from a stock option exercise or stock grant under the Plan. The Board shall have full authority to determine the terms and conditions of such loans. Such loans may be secured by the shares of Common Stock received upon exercise of such stock option or receipt of such stock grant.

                                   SECTION 9

                     ADJUSTMENT OF AND CHANGES IN THE STOCK

     If the outstanding securities of the class then subject to this Plan are increased, decreased or exchanged for or converted into cash, property or a different number or kind of shares or securities, or if cash, property or shares or securities are distributed in respect of such outstanding securities, in either case as a result of a reorganization, reclassification, dividend (other than a regular, quarterly cash dividend) or other distribution, stock split, reverse stock split, spin-off or the like, or if substantially all of the property and assets of the Company are sold, then, unless the terms of such transaction shall provide otherwise, the maximum number and type of shares or other securities that may be issued under this Plan shall be appropriately adjusted. The Committee shall determine in its sole discretion the appropriate adjustment to be effected pursuant to the immediately preceding sentence. In addition, in connection with any such change in the class of securities then subject to this Plan, the Committee may make appropriate and proportionate adjustments in the number and type of shares or other securities or cash or other property that may be acquired pursuant to stock options and stock grants theretofore awarded under this Plan and the exercise price of such stock options or price, if any, of such stock grants.

     No right to purchase or receive fractional shares shall result from any adjustment in stock options or stock grants pursuant to this Section 9. In case of any such adjustment, the shares subject to the stock option or stock grant shall be rounded up to the nearest whole share of Common Stock.

                                   SECTION 10

                REGISTRATION, LISTING OR QUALIFICATION OF STOCK

     In the event that the Board or the Committee determines in its discretion that the registration, listing or qualification of the shares of Common Stock issuable under the Plan on any securities exchange or under any applicable law or governmental regulation is necessary as a condition to the issuance of such shares under the stock option or stock grant, the stock option or stock grant shall not be exercisable or exercised in whole or in part unless such registration, listing, qualification, consent or approval has been unconditionally obtained.

                                   SECTION 11

                                     TAXES

     The Board or Committee may make such provisions or impose such conditions as it may deem appropriate for the withholding or payment by a Participant of any taxes which it determines are necessary or appropriate in connection with any issuance of shares under this Plan, and the rights of a holder of a stock option or stock grant in any shares are subject to satisfaction of such conditions. The Company shall not be required to issue shares of Common Stock or to recognize the disposition of such shares until such obligations are satisfied. At the Participant's election, any such obligations may be satisfied by having the Company withhold a portion of the shares of Common Stock that otherwise would be issued to the holder of the stock option or stock grant upon exercise of the stock option or vesting or receipt of the stock grant or by surrendering to the Company shares of Common Stock previously acquired. The Company and any affiliate of the Company shall not be liable to a Participant or any other persons as to any tax consequence expected, but not realized, by any Participant or other person due to the receipt of any stock options or shares awarded hereunder.

                                   SECTION 12

                         ARBITRATION AND APPLICABLE LAW

     Any claim, dispute or other matter in question of any kind relating to this Plan shall be settled by arbitration before a single arbitrator and otherwise conducted in accordance with the Rules of the American Arbitration Association, which proceedings shall be held in the city in which the Company's executive offices are located. Notice of demand for arbitration shall be made in writing to the opposing party and to the American Arbitration Association within a reasonable time after the claim, dispute or other matter in question has arisen. In no event shall a demand for arbitration be made after the date when the applicable statute of limitations would bar the institution of a legal or equitable proceeding based on such claim, dispute or other matter in question. The decision of the arbitrator shall be final and may be enforced in any court of competent jurisdiction. This Plan and any rights hereunder shall be interpreted and construed in accordance with the laws of the State of Delaware and applicable federal law.

                                   SECTION 13

               EFFECTIVE DATE, AMENDMENT AND TERMINATION OF PLAN

     This Plan shall become effective upon its approval by a majority of the outstanding shares of the Company present, or represented by proxy, and entitled to vote at the Company's 1999 annual meeting of stockholders to take place following the conclusion of its 1998 fiscal year. Any stock options and stock grants awarded prior to the such date shall be contingent on such approval and, if such approval is not obtained, shall be null and of no effect.

     Unless earlier suspended or terminated by the Board, no stock options or stock grants may be awarded after the tenth anniversary of the date the Plan is approved by the Company's stockholders. The Board may periodically amend the Plan as determined appropriate, without further action by the Company's stockholders except to the extent required by applicable law. Notwithstanding the foregoing, and subject to adjustment pursuant to Section 9, the Plan may not be amended to increase the number of shares of Common Stock authorized for issuance under the Plan, unless any such amendment is approved by the Company's stockholders. The Plan may be earlier terminated at such earlier time as the Board may determine. Termination and expiration of the Plan will not affect the rights and obligations arising under stock options or stock grants theretofore awarded and then in effect.

                                                                      APPENDIX B

                              CSK AUTO CORPORATION

                        1996 EXECUTIVE STOCK OPTION PLAN
                      (AMENDED AND RESTATED JUNE 8, 1999)

1.  Purposes of the Plan.

     This stock option plan including Exhibit I hereto (the "Plan") is designed to provide an incentive to employees (including directors and officers who are employees) of and consultants to CSK AUTO CORPORATION, a Delaware corporation (the "Company"), or any of its Subsidiaries or a Parent (as such terms are defined in Paragraph 20), and to offer an additional inducement in obtaining the services of such persons. The Plan provides for the grant of "incentive stock options" ("ISOs") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and nonqualified stock options which do not qualify as ISOs ("NQSOs"), but the Company makes no representation or warranty, express or implied, as to the qualification of any option as an "incentive stock option" under the Code.

2.  Stock Subject to the Plan.

     Subject to the provisions of Paragraph 12, the aggregate number of shares of Common Stock, $.01 par value per share, of the Company ("Common Stock") which may be issued under the Plan shall not exceed 744,200. Such shares of Common Stock may, in the discretion of the Board of Directors of the Company (the "Board of Directors"), consist either in whole, or in part of authorized but unissued shares of Common Stock or shares of Common Stock held in the treasury of the Company. Subject to the provisions of Paragraph 14, any shares of Common Stock subject to an option which for any reason expires, is canceled or is terminated unexercised or which ceases for any reason to be exercisable shall again become available for the granting of options under the Plan. The Company shall at all times during the term of the Plan reserve and keep available such number of shares of Common Stock as will be sufficient to satisfy the requirements of the Plan.

3.  Administration of the Plan.

     The Plan shall be administered by the Board of Directors or by a committee of the Board of Directors consisting of not less than two directors (in either case, the "Committee"). During such time as the Company has a class of equity securities registered under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), each member of the Committee shall be a "Non-Employee Director" within the meaning of Rule 16b-3 promulgated under the Exchange Act (as the same may be in effect and interpreted from time to time, "Rule 16b-3"). A majority of the members of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, and any acts approved in writing by all members without a meeting, shall be the acts of the Committee.

     Subject to the express provisions of the Plan, the Committee shall have the authority, in its sole discretion to construe the respective Contracts and the Plan; with the consent of the optionee, to cancel or modify an option, provided, that the modified provision is permitted to be included in an option granted under the Plan on the date of the modification, and further, provided, that in the case of a modification (within the meaning of Section 424(h) of the Code) of an ISO, such option as modified would be permitted to be granted on the date of such modification under the terms of the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan; to approve any provision which under Rule 16b-3 requires approval by a committee of Non-Employee Directors to be exempt (unless otherwise specifically provided herein); and to make all other determinations necessary or advisable for granting options or administering the Plan, including: the employees and consultants who shall be granted options; the times when options shall be granted; whether an option shall be an ISO or a NQSO; the number of shares of Common Stock to be subject to each option; the term of each option; the date each option shall become exercisable; whether an option shall be exercisable in whole, in part or in installments and, if in installments, the number of shares of Common Stock to be subject to each installment, whether the installments shall be cumulative, the date each installment shall become exercisable and the term of each installment; whether to accelerate the date of exercise of any option or installment;

whether shares of Common Stock may be issued upon the exercise of an option as partly paid and, if so, the dates when future installments of the exercise price shall become due and the amounts of such installments; the exercise price of each option; the form of payment of the exercise price; whether to restrict the sale or other disposition of the shares of Common Stock acquired upon the exercise of an option and, if so, whether to waive any such restriction; whether to subject the grant or exercise of all or any portion of an option to the fulfillment of contingencies as specified in the contract referred to in Paragraph 11 (the "Contract"), including without limitation, contingencies relating to entering into a covenant not to compete with the Company, any of its Subsidiaries or a Parent, to financial objectives for the Company, any of its Subsidiaries or a Parent, a division of any of the foregoing, a product line or other category, and/or the period of continued employment of the optionee with the Company, any of its Subsidiaries or a Parent, and to determine whether such contingencies have been met; whether an optionee is Disabled (as defined in Paragraph 20); the amount, if any, necessary to satisfy the obligation of the Company, a Subsidiary or a Parent to withhold taxes or other amounts; the fair market value of a share of Common Stock. Any controversy or claim arising out of or relating to the Plan, any option granted under the Plan or any Contract shall be determined unilaterally by the Committee in its sole discretion. The determinations of the Committee on the matters referred to in this Paragraph 3 shall be conclusive and binding on the parties.

     No member or former member of the Committee shall be liable for any action, failure to act or determination made in good faith with respect to the Plan or any option hereunder. In addition, the Company shall indemnify and hold harmless each member and former member of the Committee and their respective successors, assigns, heirs and personal representatives from and against any liability, loss, claim, damage and expense (including without limitation attorneys fees and expenses) incurred in connection therewith by reason of any action, failure to act or determination made in good faith under or in connection with the Plan or any option hereunder to the fullest extent permitted with respect to directors under the Company's certificate of incorporation, by-laws or applicable law.

4.  Eligibility.

     The Committee may from time to time, in its sole discretion, consistent with the purposes of the Plan, grant options to employees (including officers and directors who are employees) of, and to consultants to, the Company or any of its Subsidiaries, or a Parent of the Company. Such options granted shall cover such number of shares of Common Stock as the Committee may determine, in its sole discretion; provided, however, that if the Company is a "publicly held corporation" (within the meaning of Code Section 162(m)), the maximum number of shares of Common Stock subject to options that may be granted to any employee during any fiscal year of the Company under the Plan shall be 684,200 shares (the "162(m) Maximum"); and further, provided, that the aggregate market value (determined at the time the option is granted in accordance with Paragraph 5) of the shares of Common Stock for which any eligible employee may be granted ISOs under the Plan or any other plan of the Company, or of a Parent or a Subsidiary of the Company, which are exercisable for the first time by such optionee during any calendar year shall not exceed $100,000. Such ISO limitation shall be applied by taking ISOs into account in the order in which they were granted. Any option (or the portion thereof) granted in excess of such ISO limitation amount shall be treated as a NQSO.

5.  Exercise Price.

     The exercise price of the shares of Common Stock under each option shall be determined by the Committee in its sole discretion; provided, however, that the exercise price of an ISO shall not be less than the fair market value of the Common Stock subject to such option on the date of grant; and further, provided, that if, at the time an ISO is granted, the optionee owns (or is deemed to own under Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, of any of its Subsidiaries or of a Parent, the exercise price of such ISO shall not be less than 110% of the fair market value of the Common Stock subject to such ISO on the date of grant.

     The fair market value of a share of Common Stock on any day shall be (a) if the principal market for the Common Stock is a national securities exchange, the average of the highest and lowest sales prices per share of Common Stock on such day as reported by such exchange or on a composite tape reflecting transactions on such exchange, (b) if the principal market for the Common Stock is not a national securities exchange and the Common Stock is quoted on The Nasdaq Stock Market ("Nasdaq"), and (i) if actual sales price information is available with respect to the Common Stock, the average of the highest and lowest sales prices per share of Common Stock on such day on Nasdaq, or (ii) if such information is not available, the average of the highest bid and lowest asked prices per share of Common Stock on such day on Nasdaq, or (c) if the principal market for the Common Stock is not a national securities exchange and the Common Stock is not quoted on Nasdaq, the average of the highest bid and lowest asked prices per share of Common Stock on such day as reported on the OTC Bulletin Board Service or by National Quotation Bureau, Incorporated or a comparable service; provided, however, that if clauses (a),
(b) and (c) of this Paragraph are all inapplicable, or if no trades have been made or no quotes are available for such day, the fair market value of the Common Stock shall be determined by the Board by any method consistent with applicable regulations adopted by the Treasury Department relating to stock options.

6.  Term.

     The term of each option granted pursuant to the Plan shall be such term as is established by the Committee, in its sole discretion; provided, however, that the term of each ISO granted pursuant to the Plan shall be for a period not exceeding 10 years from the date of grant thereof; and further, provided, that if, at the time an ISO is granted, the optionee owns (or is deemed to own under Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, of any of its Subsidiaries or of a Parent, the term of the ISO shall be for a period not exceeding five years from the date of grant. Options shall be subject to earlier termination as hereinafter provided.

7.  Exercise; Adjustment of Shares Subject to Options.

     Unless provided otherwise by the Committee, options granted hereunder shall vest and become exercisable in accordance with Exhibit I to this Plan, which is incorporated by reference herein and made a part hereof. In addition, the number of shares of Common Stock subject to each option is subject to automatic increase upon the terms and conditions described on Exhibit I to this Plan.

     An option (or any part or installment thereof), to the extent then exercisable, shall be exercised by giving written notice to the Company (in advance as determined by the Committee) at its principal office stating which option is being exercised, specifying the number of shares of Common Stock as to which such option is being exercised and accompanied by payment in full of the aggregate exercise price therefor (or the amount due on exercise if the Contract permits installment payments) (a) in cash or by certified check or (b) if the applicable Contract permits, with previously acquired shares of Common Stock having an aggregate fair market value on the date of exercise (determined in accordance with Paragraph 5) equal to the aggregate exercise price of all options being exercised, or with any combination of cash, certified check or shares of Common Stock having such value. The Company shall not be required to issue any shares of Common Stock pursuant to any such option until all required payments, including any required withholding, have been made.

     Notwithstanding the foregoing, the Committee may, in its sole discretion, permit payment of the exercise price of an option by delivery by the optionee of a properly executed notice, together with a copy of his irrevocable instructions to a broker acceptable to the Committee to deliver promptly to the Company the amount of sale or loan proceeds sufficient to pay such exercise price. In connection therewith, the Company may enter into agreements for coordinated procedures with one or more brokerage firms.

     A person entitled to receive Common Stock upon the exercise of an option shall not have the rights of a stockholder with respect to such shares of Common Stock until the date of issuance of a stock certificate to him for such shares; provided, however, that until such stock certificate is issued, any optionee using previously acquired shares of Common Stock in payment of an option exercise price shall continue to have the rights of a stockholder with respect to such previously acquired shares.

     In no case may a fraction of a share of Common Stock be purchased or issued under the Plan.

8.  Termination of Relationship.

     Except as may otherwise be expressly provided in the applicable Contract, any optionee whose relationship with the Company, its Parent and Subsidiaries as an employee or a consultant (a "Relationship") has terminated for any reason (other than as a result of the death or Disability of the optionee) may exercise such option, to the extent exercisable on the date of such termination, at any time during the 30 days commencing six months after the date of such termination, but not thereafter. Notwithstanding the foregoing, if such Relationship is terminated (a) for cause, or (b) if at any time during the first six months after termination of the Relationship the optionee shall be directly or indirectly employed by, associated with, or affiliated with, a chain of automotive after market stores which in the Board of Directors' judgment is a competitor of the Company, such optionee shall have no rights to exercise such option.

     For the purposes of the Plan, an employment relationship shall be deemed to exist between an individual and a corporation if, at the time of the determination, the individual was an employee of such corporation for purposes of Section 422(a) of the Code. As a result, an individual on military, sick leave or other bona fide leave of absence shall continue to be considered an employee for purposes of the Plan during such leave if the period of the leave does not exceed 90 days, or, if longer, so long as the individual's right to reemployment with the Company (or a related corporation) is guaranteed either by statute or by contract. If the period of leave exceeds 90 days and the individual's right to reemployment is not guaranteed by statute or by contract, the employment relationship shall be deemed to have terminated on the 91st day of such leave.

     Except as may otherwise be expressly provided in the applicable Contract, options granted under the Plan shall not be affected by any change in the status of the optionee so long as the optionee continues to be an employee of, or a consultant to, the Company, or any of its Subsidiaries or a Parent (regardless of having changed from one to the other or having been transferred from one corporation to another).

     Nothing in the Plan or in any option granted under the Plan shall confer on any optionee any right to continue in the employ of, or as a consultant to, the Company, any of its Subsidiaries or a Parent, or interfere in any way with any right of the Company, any of its Subsidiaries or a Parent to terminate the optionee's relationship at any time for any reason whatsoever without liability to the Company, its Subsidiaries or Parent.

     For purposes of this Plan, "cause" shall mean fraud or embezzlement by the optionee, gross negligence by the optionee in the performance or nonperformance of his duties for the Company, its Subsidiaries or Parent, or the optionee's material failure or refusal to perform his duties at any time as an employee of or consultant to the Company, a Subsidiary or Parent.

9.  Death or Disability of an Optionee.

     Except as may otherwise be expressly provided in the applicable Contract, if an optionee dies while he or she is an employee of, or consultant to, the Company, any of its Subsidiaries or a Parent, or his or her Relationship terminates by reason of his or her Disability, the option may be exercised, to the extent exercisable on the date of his or her death or in the event of his or her Disability, upon the effective date of such termination, by his or her Legal Representative (as defined in Paragraph 20) at any time within 90 days after the date of death or the effective date of such termination, but not thereafter.

10.  Compliance with Securities Laws.

     The Committee may require, in its sole discretion, as a condition to any option being exercisable that either (a) a Registration Statement under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the shares of Common Stock to be issued upon such exercise shall be effective and current at the time of exercise, or (b) there is an exemption from registration under the Securities Act for the issuance of the shares of Common Stock upon such exercise. Nothing herein shall be construed as requiring the Company to register shares subject to any option under the Securities Act or to keep any Registration Statement effective or current.

     The Committee may require, in its sole discretion, as a condition to the exercise of any option that the optionee execute and deliver to the Company his representations and warranties, in form, substance and scope satisfactory to the Committee, which the Committee determines are necessary or convenient to facilitate the perfection of an exemption from the registration requirements of the Securities Act, applicable state securities laws or other legal requirement, including without limitation that (a) the shares of Common Stock to be issued upon the exercise of the option are being acquired by the optionee for his own account, for investment only and not with a view to the resale or distribution thereof, and (b) any subsequent resale or distribution of shares of Common Stock by such optionee will be made only pursuant to (i) a Registration Statement under the Securities Act which is effective and current with respect to the shares of Common Stock being sold, or (ii) a specific exemption from the registration requirements of the Securities Act, but in claiming such exemption, the optionee shall prior to any offer of sale or sale of such shares of Common Stock provide the Company with a favorable written opinion of counsel satisfactory to the Company, in form, substance and scope satisfactory to the Company, as to the applicability of such exemption to the proposed sale or distribution.

     In addition, if at any time the Committee shall determine, in its sole discretion, that the listing or qualification of the shares of Common Stock subject to such option on any securities exchange, Nasdaq or under any applicable law, or the consent or approval of any governmental authority or regulatory body, is necessary or desirable as a condition to, or in connection with, the granting of an option or the issue of shares of Common Stock thereunder, such option may not be exercised in whole or in part unless such listing, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

     No Optionee shall transfer any shares of Common Stock, except pursuant to an effective registration Statement under the Securities Act or pursuant to Rule 144 under the Securities Act.

11.  Stock Option Contracts.

     Each option shall be evidenced by an appropriate Contract which shall be duly executed by the Company and the optionee, and shall contain such terms, provisions and conditions not inconsistent herewith as may be determined by the Committee.

12.  Adjustments upon Changes in Common Stock.

     Notwithstanding any other provision of the Plan, in the event of a stock dividend, spin-off, split-up, combination, reclassification, recapitalization, merger in which the Company is the surviving corporation, or exchange of shares or the like which results in a change in the number or kind of shares of Common Stock which are authorized for issuance or which are outstanding immediately prior to such event, the aggregate number and kind of shares subject to the Plan, the aggregate number and kind of shares subject to each outstanding option and the exercise price thereof, and the 162(m) Maximum shall be adjusted accordingly by the Board of Directors, whose determination shall be conclusive and binding on all parties.

13.  Certain Sales of the Company.

     a) In the event that, at any time during the term of an option, there shall be (i) a sale of shares of capital stock by one or more stockholders, which results in shares of capital stock having an aggregate of 80% of the voting power of all outstanding shares of capital stock being owned, directly or indirectly, by one or more related persons, or (ii) the sale of 80% or more of the Company's assets in any one transaction or series of related transactions, in either case to parties which at the time of such sales were not stockholders or affiliates of any stockholder of the Company (collectively, "Sales" and the final such sale being the "Triggering Sale"), the portion of such option which remains unvested at the time of the Triggering Sale shall vest upon the occurrence of the Triggering Sale.

     b) Notwithstanding anything to the contrary contained herein, until an optionee is notified in writing by the Company that all provisions of the Stockholders' Agreement, dated as of October 30, 1996, among the Company and certain of its stockholders (the "Stockholders' Agreement") relating to the purchase and sale of the Company's securities (other than in a public offering) have terminated, all shares of Common Stock issued upon the exercise of options granted hereunder shall be subject to the following restrictions and have the following rights:

          (i) If, pursuant to the terms of the Stockholders' Agreement in connection with an arm's-length sale to an unaffiliated third party pursuant to a written offer to purchase at least all of the securities of the Company held by the stockholders party to the Stockholders' Agreement, certain of the stockholders party to the Stockholders' Agreement (the "Moving Group") have the right to require the other holders of securities bound by the terms of the Stockholders' Agreement (the "Selling Stockholders") to sell all of their equity securities of the Company either to the third party or to the Moving Stockholders and/or the Company (the "Purchaser") for consideration per share having at least the same value as the consideration proposed to be paid by the third party, the Moving Group shall also have the right to require each optionee to sell, and each optionee shall sell and deliver free and clear of all liens, claims and encumbrances, all of each optionee's Common Stock in the same transaction to the Purchaser, provided, however, that such optionee receives the same terms, including, without limitation, the same consideration per share of Common Stock, as is received in such transactions by the Selling Stockholders.

          (ii) If, pursuant to the terms of the Stockholders' Agreement in connection with a proposed sale of more than 25% of the outstanding equity securities of the Company by certain of the stockholders party to the Stockholders' Agreement (the "Transferring Stockholders"), such sale by such Transferring Stockholders cannot be consummated unless (y) prior to such sale each of the other stockholders party to the Stockholders' Agreement (the "Other Stockholders") and the Company shall have been given notice of the proposed transaction, which notice shall specify the number of shares that the Transferring Stockholders desire to sell, the identity of the prospective purchaser (the "Buyer"), and the proposed terms thereof and shall also include a copy of the written offer from the Buyer, and (z) each of the Other Stockholders shall have been provided a firm irrevocable right, which right shall be exercisable by written notice (which shall specify the number of shares (up to the total number of shares held by the Transferring Stockholders) that the Other Stockholders desire to sell) within 60 days after giving notice to the Other Stockholders, to sell to the Buyer, at the same time and upon the same terms and conditions offered to the Transferring Stockholders by the Buyer, the number of shares of Common Stock of the Other Stockholders (the "Proportionate Amount") that bears the same ratio to the total number of shares of Common Stock held by the Other Stockholders as the total number of shares of Common Stock proposed to be sold by the Transferring Stockholders to the Buyer bears to the total number of shares of Common Stock held by all of the Transferring Stockholders, the Company will not register the transfer of securities from the Transferring Stockholders to the Buyer unless the Transferring Stockholders and the Buyer shall have extended to each optionee the rights described above which are required to be extended to Other Stockholders in connection with such a sale.

14.  Amendments and Termination of the Plan.

     The Plan was originally adopted by the Board of Directors on February 10, 1997. No option may be granted under the Plan after October 30, 2006. The Board of Directors, without further approval of the Company's stockholders, may at any time suspend or terminate the Plan, in whole or in part, or amend it from time to time in such respects as it may deem advisable, including, without limitation, in order that ISOs granted hereunder meet the requirements for "incentive stock options" under the Code, to comply with the provisions of Rule 16b-3, Section 162(m) of the Code, or any change in applicable law, regulations, rulings or interpretations of administrative agencies; provided, however, that no amendment shall be effective without the prior or subsequent stockholder approval required under applicable law or the Code which would (a) except as contemplated in Paragraph 12, increase the maximum number of shares of Common Stock for which options may be granted under the Plan or the 162(m) Maximum, or
(b) change the eligibility requirements to receive options hereunder. No termination, suspension or amendment of the Plan shall, without the consent of the holder of an existing and outstanding option affected thereby, adversely affect his rights under such option. The power of the Committee to construe and administer any options granted under the Plan prior to the termination or suspension of the Plan nevertheless shall continue after such termination or during such suspension.

15.  Non-transferability of Options.

     No option granted under the Plan shall be transferable otherwise than by will or the laws of descent and distribution, and options may be exercised, during the lifetime of the optionee, only by the optionee or his Legal Representatives. Except to the extent provided above, options may not be assigned, transferred, pledged, hypothecated or disposed of in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process, and any such attempted assignment, transfer, pledge, hypothecation or disposition shall be null and void ab initio and of no force or effect.

16.  Withholding Taxes.

     The Company may withhold (a) cash, (b) subject to any limitations under Rule 16b-3, shares of Common Stock to be issued with respect thereto having an aggregate fair market value on the exercise date (determined in accordance with Paragraph 5), or (c) any combination thereof, in an amount equal to the amount which the Committee determines is necessary to satisfy the obligation of the Company, a Subsidiary or a Parent to withhold Federal, state and local income taxes or other amounts incurred by reason of the grant or exercise of an option, its disposition, or the disposition of the underlying shares of Common Stock. Alternatively, the Company may require the holder to pay to the Company such amount, in cash, promptly upon demand.

17.  Legends; Payment of Expenses.

     The Company may endorse such legend or legends upon the certificates for shares of Common Stock issued upon exercise of an option under the Plan and may issue such "stop transfer" instructions to its transfer agent in respect of such shares as it determines, in its discretion, to be necessary or appropriate to
(a) prevent a violation of, or to perfect an exemption from, the registration requirements of the Securities Act and any applicable state securities laws, (b) implement the provisions of the Plan or any agreement between the Company and the optionee with respect to such shares of Common Stock, or (c) permit the Company to determine the occurrence of a "disqualifying disposition," as described in Section 421(b) of the Code, of the shares of Common Stock issued or transferred upon the exercise of an ISO granted under the Plan.

     The Company shall pay all issuance taxes with respect to the issuance of shares of Common Stock upon the exercise of an option granted under the Plan, as well as all fees and expenses incurred by the Company in connection with such issuance.

18.  Use of Proceeds.

     The cash proceeds from the sale of shares of Common Stock pursuant to the exercise of options under the Plan shall be added to the general funds of the Company and used for such corporate purposes as the Board of Directors may determine.

19.  Substitutions and Assumptions of Options of Certain Constituent
Corporations.

     Anything in this Plan to the contrary notwithstanding, the Board of Directors may, without further approval by the stockholders, substitute new options for prior options of a Constituent Corporation (as defined in Paragraph
20) or assume the prior options of such Constituent Corporation.

20.  Definitions.

     For purposes of the Plan, the following terms shall be defined as set forth below:

          a) Constituent Corporation. The term "Constituent Corporation" shall mean any corporation which engages with the Company, any of its Subsidiaries or a Parent in a transaction to which Section 424(a) of the Code applies (or would apply if the option assumed or substituted were an ISO), or any Parent or any Subsidiary of such corporation.

          b) Disability. The term "Disability" shall mean a permanent and total disability within the meaning of Section 22(e)(3) of the Code.

          c) Legal Representative. The term "Legal Representative" shall mean the executor, administrator or other person who at the time is entitled by law to exercise the rights of a deceased or incapacitated optionee with respect to an option granted under the Plan.

          d) Parent. The term "Parent" shall have the same definition as "parent corporation" in Section 424(e) of the Code.

          e) Subsidiary. The term "Subsidiary" shall have the same definition as "subsidiary corporation" in Section 424(f) of the Code.

21.  Governing Law; Construction.

     The Plan, such options as may be granted hereunder and all related matters shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to conflict of law provisions.

     Neither the Plan nor any Contract shall be construed or interpreted with any presumption against the Company by reason of the Company causing the Plan or Contract to be drafted. Whenever from the context it appears appropriate, any term stated in either the singular or plural shall include the singular and plural, and any term stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter.

22.  Partial Invalidity.

     The invalidity, illegality or unenforceability of any provision in the Plan or any Contract shall not affect the validity, legality or enforceability of any other provision, all of which shall be valid, legal and enforceable to the fullest extent permitted by applicable law.

23.  Stockholder Approval.

     The Plan was originally approved by the Board as of February 10, 1997, and by the unanimous written consent of the stockholders of the Corporation as of February 9, 1998. Certain amendments to the plan requiring stockholder approval were approved by the Board and the stockholders as of February 9, 1998. The Plan was also amended and restated on June 5, 1998. This amendment and restatement became effective on June 8, 1999, the date of its approval by the stockholders of the Corporation.

                                   EXHIBIT I

              VESTING OF OPTIONS AND AUTOMATIC OPTION ADJUSTMENTS

     Each option granted under the Plan to optionees to purchase shares of Common Stock will vest as follows:

          (a) 28% of the shares of Common Stock (rounded up or down to the nearest whole share of Common Stock) subject to such option will vest on the second anniversary date of the grant of the option and an additional 28% (rounded up or down to the nearest whole share of Common Stock) will vest, on each of the third and fourth anniversary dates of grant.

          (b) The remaining 16% of the shares of Common Stock subject to such option will vest as follows:

             (i) 6%, 5% and 5%, respectively, of the shares of Common Stock (rounded up or down to the nearest whole share of Common Stock) subject to such option will vest, on each of the first, second and third April 30th to occur after the second anniversary of the date of grant (each a "Business Plan Vest Date"), if at least 95% of the Option Target ("Option Target") applicable to such optionee as set forth in the Company's Management Business Plan attached hereto shall be achieved for the immediately preceding full fiscal year (each, a "Target Year") or, with respect to the first Business Plan Vest Date, for the immediately preceding two full fiscal years on a cumulative basis; or

             (ii) In the event that between 75% and 95% of an Option Target shall be achieved for a Target Year or, with respect to the first Business Plan Vest Date for the first two Target Years on a cumulative basis, then (I) with respect to such first two Target Years, for each whole percent above 75% (and with respect to the last whole percent between 94% and 95%, 94.99 shall be considered a whole percentage point for purposes of this calculation) of an Option Target that shall be achieved, an additional 3.0% of the shares of Common Stock subject to such option shall vest in respect of such Target Years (rounded up or down to the nearest whole share of Common Stock) and (II) with respect to each subsequent Target Year, for each whole percent above 75% (and with respect to the last whole percent between 94% and 95%, 94.99 shall be considered a whole percentage point for purposes of this calculation) of an Option Target that shall be achieved, an additional 2.5% of the shares of Common Stock subject to such option shall vest in respect of such Target Year (rounded up or down to the nearest whole share of Common Stock); or

             (iii) In the event that 75% or less of an Option Target shall be achieved for a Target Year or, with respect to the first Business Plan Vest Date for the first two Target Years on a cumulative basis, then no additional shares of Common Stock subject to such option shall vest in respect of such Target Year or Target Years.

             (iv) Notwithstanding clauses (ii) and (iii) above, if the Option Target for such optionee shall not have been achieved for any Target Year, but at least 95% of the sum of the Option Targets for (a) the first two Target Years and the third Target Year, (b) the third Target Year and the fourth Target Year, or (c) the first two Target Years, the third Target Year and the fourth Target Year, shall have been achieved as at the end of any such period, then the shares of Common Stock that would have vested if 100% of the Option Target had been achieved for each such Target Year in the applicable period, but did not so vest, shall nevertheless vest on the first Business Plan Vest Date thereafter. The Option Target for each Target Year following the date of grant of an option shall be appended to the Contract between the Company and the optionee.

             (v) Any of the shares of Common Stock subject to such option which shall not have vested pursuant to clauses (i), (ii), (iii) and (iv) above, shall automatically vest 90 days prior to the end of such option's term.

          (c) In the event that the Option Target applicable to an optionee shall be achieved with respect to any Target Year represented by each of the first four full fiscal years during an option's term, and exceeded by at least 10% (the number of percentage points of such excess over 10% being referred to as the "Excess"), then, in addition to the shares of Common Stock that shall vest in accordance with the preceding clauses above in subparagraph (b), the optionee shall automatically be granted on the first Business Plan Vest Date after the applicable Target Year (or with respect to the first two Target Years, for each of such two Target Years on the first Business Plan Vest Date) an additional option (the "Additional Option") to purchase shares of Common Stock (rounded up or down to the nearest whole share of Common Stock) equal to the product of (i) 5% of the aggregate number of shares of Common Stock originally subject to stock options granted to such optionee and (ii) a fraction, the numerator of which is the Excess (rounded up or down to the nearest one-tenth of a percent) and the denominator of which is 10; provided, however, that the maximum number of shares of Common Stock subject to the Additional Options granted with respect to any single Target Year shall not exceed 5% of the number of shares of Common Stock subject to the original Option granted prior thereto. Additional Options shall be 100% vested upon their grant. The exercise price of the shares of Common Stock under each Additional Option shall be equal to the fair market value of the Common Stock on the grant date of the original option.

                                                                      APPENDIX C

                              CSK AUTO CORPORATION

                        1999 EMPLOYEE STOCK OPTION PLAN

1.  Purposes of the Plan.

     This stock option plan (the "Plan") is designed to provide an incentive to employees (including directors and officers who are employees) of and consultants to CSK AUTO CORPORATION, a Delaware corporation (the "Company"), or any of its Subsidiaries or a Parent (as such terms are defined in Paragraph 20), and to offer an additional inducement in obtaining the services of such persons. The Plan provides for the grant of "incentive stock options" ("ISOs") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and nonqualified stock options which do not qualify as ISOs ("NQSOs"), but the Company makes no representation or warranty, express or implied, as to the qualification of any option as an "incentive stock option" under the Code.

2.  Stock Subject to the Plan.

     Subject to the provisions of Paragraph 12, the aggregate number of shares of Common Stock, $.01 par value per share, of the Company ("Common Stock") options for which may be issued under the Plan shall not exceed 750,000. Such shares of Common Stock may, in the discretion of the Board of Directors of the Company (the "Board of Directors"), consist either in whole or in part of authorized but unissued shares of Common Stock or shares of Common Stock held in the treasury of the Company. Subject to the provisions of Paragraph 14, any shares of Common Stock subject to an option which for any reason expires, is canceled or is terminated unexercised or which ceases for any reason to be exercisable shall again become available for the granting of options under the Plan. The Company shall at all times during the term of the Plan reserve and keep available such number of shares of Common Stock as will be sufficient to satisfy the requirements of the Plan.

3.  Administration of the Plan.

     The Plan shall be administered by the Board of Directors or by a committee of the Board of Directors consisting of not less than two directors (in either case, the "Committee"). During such time as the Company has a class of equity securities registered under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), each member of the Committee shall be both (a) a "Non-Employee Director" within the meaning of Rule 16b-3 promulgated under the Exchange Act (as the same may be in effect and interpreted from time to time, "Rule 16b-3") and (b) an "Outside Director" within the meaning of Section 162(m)(4)(C)(i) of the Code. A majority of the members of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, and any acts approved in writing by all members without a meeting, shall be the acts of the Committee.

     Subject to the express provisions of the Plan, the Committee shall have the authority, in its sole discretion: to construe the respective Contracts and the Plan; with the consent of the optionee, to cancel or modify an option, provided, that the modified provision is permitted to be included in an option granted under the Plan on the date of the modification, and further, provided, that in the case of a modification (within the meaning of Section 424(h) of the Code) of an ISO, such option as modified would be permitted to be granted on the date of such modification under the terms of the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan; to approve any provision which under Rule 16b-3 requires approval by a committee of Non-Employee Directors to be exempt (unless otherwise specifically provided herein); and to make all other determinations necessary or advisable for granting options or administering the Plan, including: the employees and consultants who shall be granted options; the times when options shall be granted; whether an option shall be an ISO or a NQSO; the number of shares of Common Stock to be subject to each option; the term of each option; the date on which each option shall become exercisable; whether an option shall be exercisable in whole, in part or in installments and, if in installments, the number of shares of Common Stock to be subject to each installment, whether the installments shall be cumulative, the date each installment shall become exercisable and the term of each installment; whether to accelerate the date of exercise of any option or installment; whether shares of Common Stock may be issued upon the exercise of an option as partly paid and, if so, the dates when future installments of the exercise price shall become due and the amounts of such installments; the exercise price of each option; the form of payment of the exercise price; whether to restrict the sale or other disposition of the shares of Common Stock acquired upon the exercise of an option and, if so, whether to waive any such restriction; whether to subject the grant or exercise of all or any portion of an option to the fulfillment of contingencies as specified in the contract referred to in Paragraph 11 (the "Contract"), including without limitation, contingencies relating to entering into a covenant not to compete with the Company, any of its Subsidiaries or a Parent, to financial objectives for the Company, any of its Subsidiaries or a Parent, a division of any of the foregoing, a product line or other category and/or the period of continued employment of the optionee with the Company, any of its Subsidiaries or a Parent, and to determine whether such contingencies have been met; whether an optionee is Disabled (as defined in Paragraph 20); the amount, if any, necessary to satisfy the obligation of the Company, a Subsidiary or a Parent to withhold taxes or other amounts; the fair market value of a share of Common Stock. Any controversy or claim arising out of or relating to the Plan, any option granted under the Plan or any Contract shall be determined unilaterally by the Committee in its sole discretion. The determinations of the Committee on the matters referred to in this Paragraph 3 shall be conclusive and binding on the parties.

     No member or former member of the Committee shall be liable for any action, failure to act or determination made in good faith with respect to the Plan or any option hereunder. In addition, the Company shall indemnify and hold harmless each member and former member of the Committee and their respective successors, assigns, heirs and personal representatives from and against any liability, loss, claim, damage and expense (including without limitation attorneys fees and expenses) incurred in connection therewith by reason of any action, failure to act or determination made in good faith under or in connection with the Plan or any option hereunder to the fullest extent permitted with respect to directors under the Company's certificate of incorporation, by-laws or applicable law.

4.  Eligibility.

     The Committee may from time to time, in its sole discretion, consistent with the purposes of the Plan, grant options to employees (including officers and directors who are employees) of, and to consultants to, the Company or any of its Subsidiaries, or a Parent of the Company. Such options granted shall cover such number of shares of Common Stock as the Committee may determine, in its sole discretion; provided, however, that if the Company is a "publicly held corporation" (within the meaning of Code Section 162(m)), the maximum number of shares of Common Stock subject to options that may be granted to any employee during any fiscal year of the Company under the Plan shall be 150,000 shares, provided further, however, that only in the case of an employee hired by the Company during the fiscal year, the maximum number of shares of Common Stock subject to options that may be granted to such employee during such fiscal year of the Company under the Plan shall be 250,000 shares (the "162(m) Maximum"); and further, provided, that the aggregate market value (determined at the time the option is granted in accordance with Paragraph 5) of the shares of Common Stock for which any eligible employee may be granted ISOs under the Plan or any other plan of the Company, or of a Parent or a Subsidiary of the Company, which are exercisable for the first time by such optionee during any calendar year shall not exceed $100,000. Such ISO limitation shall be applied by taking ISOs into account in the order in which they were granted. Any option (or the portion thereof) granted in excess of such ISO limitation amount shall be treated as a NQSO.

5.  Exercise Price.

     The exercise price of the shares of Common Stock under each option shall be determined by the Committee in its sole discretion; provided, however, that the exercise price of an ISO shall not be less than the fair market value of the Common Stock subject to such option on the date of grant; and further, provided, that if, at the time an ISO is granted, the optionee owns (or is deemed to own under Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, of any of its Subsidiaries or of a Parent, the exercise price of such ISO shall not be less than 110% of the fair market value of the Common Stock subject to such ISO on the date of grant.

     The fair market value of a share of Common Stock on any day shall be (a) if the principal market for the Common Stock is a national securities exchange, the average of the highest and lowest sales prices per share of Common Stock on such day as reported by such exchange or on a composite tape reflecting transactions on such exchange, (b) if the principal market for the Common Stock is not a national securities exchange and the Common Stock is quoted on The Nasdaq Stock Market ("Nasdaq"), and (i) if actual sales price information is available with respect to the Common Stock, the average of the highest and lowest sales prices per share of Common Stock on such day on Nasdaq, or (ii) if such information is not available, the average of the highest bid and lowest asked prices per share of Common Stock on such day on Nasdaq or (c) if the principal market for the Common Stock is not a national securities exchange and the Common Stock is not quoted on Nasdaq, the average of the highest bid and lowest asked prices per share of Common Stock on such day as reported on the OTC Bulletin Board Service or by National Quotation Bureau, Incorporated or a comparable service; provided, however, that if clauses (a), (b) and (c) of this Paragraph are all inapplicable, or if no trades have been made or no quotes are available for such day, the fair market value of the Common Stock shall be determined by the Board by any method consistent with applicable regulations adopted by the Treasury Department relating to stock options.

6.  Term.

     The term of each option granted pursuant to the Plan shall be such term as is established by the Committee, in its sole discretion; provided, however, that the term of each ISO granted pursuant to the Plan shall be for a period not exceeding 10 years from the date of grant thereof; and further, provided, that if, at the time an ISO is granted, the optionee owns (or is deemed to own under Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, of any of its Subsidiaries or of a Parent, the term of the ISO shall be for a period not exceeding five years from the date of grant. Options shall be subject to earlier termination as hereinafter provided.

7.  Exercise; Adjustment of Shares Subject to Options.

     Options granted hereunder shall vest and become exerciseable as set forth in the Contract in respect thereof.

     An option (or any part or installment thereof), to the extent then exercisable, shall be exercised by giving written notice to the Company (in advance as determined by the Committee) at its principal office stating which option is being exercised, specifying the number of shares of Common Stock as to which such option is being exercised and accompanied by payment in full of the aggregate exercise price therefor (or the amount due on exercise if the Contract permits installment payments) (a) in cash or by certified check or (b) if the applicable Contract permits, with previously acquired shares of Common Stock having an aggregate fair market value on the date of exercise (determined in accordance with Paragraph 5) equal to the aggregate exercise price of all options being exercised, or with any combination of cash, certified check or shares of Common Stock having such value. The Company shall not be required to issue any shares of Common Stock pursuant to any such option until all required payments, including any required withholding, have been made.

     Notwithstanding the foregoing, the Committee may, in its sole discretion, permit payment of the exercise price of an option by delivery by the optionee of a properly executed notice, together with a copy of his irrevocable instructions to a broker acceptable to the Committee to deliver promptly to the Company the amount of sale or loan proceeds sufficient to pay such exercise price. In connection therewith, the Company may enter into agreements for coordinated procedures with one or more brokerage firms.

     A person entitled to receive Common Stock upon the exercise of an option shall not have the rights of a stockholder with respect to such shares of Common Stock until the date of issuance of a stock certificate to him for such shares; provided, however, that until such stock certificate is issued, any optionee using previously acquired shares of Common Stock in payment of an option exercise price shall continue to have the rights of a stockholder with respect to such previously acquired shares.

     In no case may a fraction of a share of Common Stock be purchased or issued under the Plan.

8.  Termination of Relationship.

     Except as may otherwise be expressly provided in the applicable Contract, any optionee whose relationship with the Company, its Parent and Subsidiaries as an employee or a consultant (a "Relationship") has terminated for any reason (other than as a result of the death or Disability of the optionee) may exercise such option, to the extent exercisable on the date of such termination, at any time during the 30 days commencing six months after the date of such termination, but not thereafter. Notwithstanding the foregoing, if such Relationship is terminated (a) for cause, or (b) if at any time during the first six months after termination of the Relationship the optionee shall be directly or indirectly employed by, associated with, or affiliated with, a chain of automotive after market stores which in the Board of Directors' judgment is a competitor of the Company, such optionee shall have no rights to exercise such option.

     For the purposes of the Plan, an employment relationship shall be deemed to exist between an individual and a corporation if, at the time of the determination, the individual was an employee of such corporation for purposes of Section 422(a) of the Code. As a result, an individual on military, sick leave or other bona fide leave of absence shall continue to be considered an employee for purposes of the Plan during such leave if the period of the leave does not exceed 90 days, or, if longer, so long as the individual's right to reemployment with the Company (or a related corporation) is guaranteed either by statute or by contract. If the period of leave exceeds 90 days and the individual's right to reemployment is not guaranteed by statute or by contract, the employment relationship shall be deemed to have terminated on the 91st day of such leave.

     Except as may otherwise be expressly provided in the applicable Contract, options granted under the Plan shall not be affected by any change in the status of the optionee so long as the optionee continues to be an employee of, or a consultant to, the Company, or any of its Subsidiaries or a Parent (regardless of having changed from one to the other or having been transferred from one corporation to another).

     Nothing in the Plan or in any option granted under the Plan shall confer on any optionee any right to continue in the employ of, or as a consultant to, the Company, any of its Subsidiaries or a Parent, or interfere in any way with any right of the Company, any of its Subsidiaries or a Parent to terminate the optionee's relationship at any time for any reason whatsoever without liability to the Company, its Subsidiaries or Parent.

     For purposes of this Plan, "cause" shall mean fraud or embezzlement by the optionee, gross negligence by the optionee in the performance or nonperformance of his duties for the Company, its Subsidiaries or Parent, or the optionee's material failure or refusal to perform his duties at any time as an employee of or consultant to the Company, a Subsidiary or Parent.

9.  Death or Disability of an Optionee.

     Except as may otherwise be expressly provided in the applicable Contract, if an optionee dies while he or she is an employee of, or consultant to, the Company, any of its Subsidiaries or a Parent, or his or her Relationship terminates by reason of his or her Disability, the option may be exercised, to the extent exercisable on the date of his or her death or in the event of his or her Disability, upon the effective date of such termination, by his or her Legal Representative (as defined in Paragraph 20) at any time within 90 days after the date of death or the effective date of such termination, but not thereafter.

10.  Compliance with Securities Laws.

     The Committee may require, in its sole discretion, as a condition to any option being exercisable that either (a) a Registration Statement under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the shares of Common Stock to be issued upon such exercise shall be effective and current at the time of exercise, or (b) there is an exemption from registration under the Securities Act for the issuance of the shares of Common Stock upon such exercise. Nothing herein shall be construed as requiring the Company to register shares subject to any option under the Securities Act or to keep any Registration Statement effective or current.

     The Committee may require, in its sole discretion, as a condition to the exercise of any option that the optionee execute and deliver to the Company his representations and warranties, in form, substance and scope satisfactory to the Committee, which the Committee determines are necessary or convenient to facilitate the perfection of an exemption from the registration requirements of the Securities Act, applicable state securities laws or other legal requirement, including without limitation that (a) the shares of Common Stock to be issued upon the exercise of the option are being acquired by the optionee for his own account, for investment only and not with a view to the resale or distribution thereof, and (b) any subsequent resale or distribution of shares of Common Stock by such optionee will be made only pursuant to (i) a Registration Statement under the Securities Act which is effective and current with respect to the shares of Common Stock being sold, or (ii) a specific exemption from the registration requirements of the Securities Act, but in claiming such exemption, the optionee shall prior to any offer of sale or sale of such shares of Common Stock, provide the Company with a favorable written opinion of counsel satisfactory to the Company, in form, substance and scope satisfactory to the Company, as to the applicability of such exemption to the proposed sale or distribution.

     In addition, if at any time the Committee shall determine, in its sole discretion, that the listing or qualification of the shares of Common Stock subject to such option on any securities exchange, Nasdaq or under any applicable law, or the consent or approval of any governmental authority or regulatory body, is necessary or desirable as a condition to, or in connection with, the granting of an option or the issue of shares of Common Stock thereunder, such option may not be exercised in whole or in part unless such listing, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

     No Optionee shall transfer any shares of Common Stock, except pursuant to an effective registration statement under the Securities Act or pursuant to Rule 144 under the Securities Act.

11.  Stock Option Contracts.

     Each option shall be evidenced by an appropriate Contract which shall be duly executed by the Company and the optionee, and shall contain such terms, provisions and conditions not inconsistent herewith as may be determined by the Committee.

12.  Adjustments upon Changes in Common Stock.

     Notwithstanding any other provision of the Plan, in the event of a stock dividend, spin-off, split-up, combination, reclassification, recapitalization, merger in which the Company is the surviving corporation, or exchange of shares or the like which results in a change in the number or kind of shares of Common Stock which are authorized for issuance or which are outstanding immediately prior to such event, the aggregate number and kind of shares subject to the Plan, the aggregate number and kind of shares subject to each outstanding option and the exercise price thereof, and the 162(m) Maximum shall be adjusted accordingly by the Board of Directors, whose determination shall be conclusive and binding on all parties.

13.  Certain Sales of the Company.

     a) In the event that, at any time during the term of an option, there shall be (i) a sale of shares of capital stock by one or more stockholders, which results in shares of capital stock having an aggregate of 80% of the voting power of all outstanding shares of capital stock being owned, directly or indirectly, by one or more related persons, or (ii) the sale of 80% or more of the Company's assets in any one transaction or series of related transactions, in either case to parties which at the time of such sales were not stockholders or affiliates of any stockholder of the Company (collectively, "Sales" and the final such sale being the "Triggering Sale"), the portion of such option which remains unvested at the time of the Triggering Sale shall vest upon the occurrence of the Triggering Sale.

     b) Notwithstanding anything to the contrary contained herein, until an optionee is notified in writing by the Company that all provisions of the Stockholders' Agreement, dated as of October 30, 1996, among the Company and certain of its stockholders (the "Stockholders' Agreement") relating to the purchase and sale of the Company's securities (other than in a public offering) have terminated, all shares of Common Stock issued upon the exercise of options granted hereunder shall be subject to the following restrictions and have the following rights:

          (i) If, pursuant to the terms of the Stockholders' Agreement in connection with an arm's-length sale to an unaffiliated third party pursuant to a written offer to purchase at least all of the securities of the Company held by the stockholders party to the Stockholders' Agreement, certain of the stockholders party to the Stockholders' Agreement (the "Moving Group") have the right to require the other holders of securities bound by the terms of the Stockholders' Agreement (the "Selling Stockholders") to sell all of their equity securities of the Company either to the third party or to the Moving Group and/or the Company (the "Purchaser") for consideration per share having at least the same value as the consideration proposed to be paid by the third party, the Moving Group shall also have the right to require each optionee to sell, and each optionee shall sell and deliver free and clear of all liens, claims and encumbrances, all of each optionee's Common Stock in the same transaction to the Purchaser, provided, however, that such optionee receives the same terms, including, without limitation, the same consideration per share of Common Stock, as is received in such transactions by the Selling Stockholders.

          (ii) If, pursuant to the terms of the Stockholders' Agreement in connection with a proposed sale of more than 25% of the outstanding equity securities of the Company by certain of the stockholders party to the Stockholders' Agreement (the "Transferring Stockholders"), such sale by such Transferring Stockholders cannot be consummated unless (y) prior to such sale each of the other stockholders party to the Stockholders' Agreement (the "Other Stockholders") and the Company shall have been given notice of the proposed transaction, which notice shall specify the number of shares that the Transferring Stockholders desire to sell, the identity of the prospective purchaser (the "Buyer"), and the proposed terms thereof and shall also include a copy of the written offer from the Buyer, and (z) each of the Other Stockholders shall have been provided a firm irrevocable right, which right shall be exercisable by written notice (which shall specify the number of shares (up to the total number of shares held by the Transferring Stockholders) that the Other Stockholders desire to sell) within 60 days after giving notice to the Other Stockholders, to sell to the Buyer, at the same time and upon the same terms and conditions offered to the Transferring Stockholders by the Buyer, the number of shares of Common Stock of the Other Stockholders (the "Proportionate Amount") that bears the same ratio to the total number of shares of Common Stock held by the Other Stockholders as the total number of shares of Common Stock proposed to be sold by the Transferring Stockholders to the Buyer bears to the total number of shares of Common Stock held by all of the Transferring Stockholders, the Company will not register the transfer of securities from the Transferring Stockholders to the Buyer unless the Transferring Stockholders and the Buyer shall have extended to each optionee the rights described above which are required to be extended to Other Stockholders in connection with such a sale.

14.  Amendments and Termination of the Plan.

     The Plan was adopted by the Board of Directors on April 30, 1999, subject to the approval of the Company's stockholders. No option may be granted under the Plan after April 30, 2009. The Board of Directors, without further approval of the Company's stockholders, may at any time suspend or terminate the Plan, in whole or in part, or amend it from time to time in such respects as it may deem advisable, including, without limitation, in order that ISOs granted hereunder meet the requirements for "incentive stock options" under the Code, to comply with the provisions of Rule 16b-3, Section 162(m) of the Code, or any change in applicable law, regulations, rulings or interpretations of administrative agencies; provided, however, that no amendment shall be effective without the prior or subsequent stockholder approval required under applicable law or the Code which would (a) except as contemplated in Paragraph 12, increase the maximum number of shares of Common Stock for which options may be granted under the Plan or the 162(m) Maximum, or (b) change the eligibility requirements to receive options hereunder. No termination, suspension or amendment of the Plan shall, without the consent of the holder of an existing and outstanding option affected thereby, adversely affect his rights under such option. The power of the Committee to construe and administer any options granted under the Plan prior to the termination or suspension of the Plan nevertheless shall continue after such termination or during such suspension.

15.  Non-transferability of Options.

     No option granted under the Plan shall be transferable otherwise than by will or the laws of descent and distribution, and options may be exercised, during the lifetime of the optionee, only by the optionee or his Legal Representatives. Except to the extent provided above, options may not be assigned, transferred, pledged, hypothecated or disposed of in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process, and any such attempted assignment, transfer, pledge, hypothecation or disposition shall be null and void ab initio and of no force or effect.

16.  Withholding Taxes.

     The Company may withhold (a) cash, (b) subject to any limitations under Rule 16b-3, shares of Common Stock to be issued with respect thereto having an aggregate fair market value on the exercise date (determined in accordance with Paragraph 5), or (c) any combination thereof, in an amount equal to the amount which the Committee determines is necessary to satisfy the obligation of the Company, a Subsidiary or a Parent to withhold Federal, state and local income taxes or other amounts incurred by reason of the grant or exercise of an option, its disposition, or the disposition of the underlying shares of Common Stock. Alternatively, the Company may require the holder to pay to the Company such amount, in cash, promptly upon demand.

17.  Legends; Payment of Expenses.

     The Company may endorse such legend or legends upon the certificates for shares of Common Stock issued upon exercise of an option under the Plan and may issue such "stop transfer" instructions to its transfer agent in respect of such shares as it determines, in its discretion, to be necessary or appropriate to
(a) prevent a violation of, or to perfect an exemption from, the registration requirements of the Securities Act and any applicable state securities laws, (b) implement the provisions of the Plan or any agreement between the Company and the optionee with respect to such shares of Common Stock, or (c) permit the Company to determine the occurrence of a "disqualifying disposition," as described in Section 421(b) of the Code, of the shares of Common Stock issued or transferred upon the exercise of an ISO granted under the Plan.

     The Company shall pay all issuance taxes with respect to the issuance of shares of Common Stock upon the exercise of an option granted under the Plan, as well as all fees and expenses incurred by the Company in connection with such issuance.

18.  Use of Proceeds.

     The cash proceeds from the sale of shares of Common Stock pursuant to the exercise of options under the Plan shall be added to the general funds of the Company and used for such corporate purposes as the Board of Directors may determine.

19.  Substitutions and Assumptions of Options of Certain Constituent
Corporations.

     Anything in this Plan to the contrary notwithstanding, the Board of Directors may, without further approval by the stockholders, substitute new options for prior options of a Constituent Corporation (as defined in Paragraph
20) or assume the prior options of such Constituent Corporation.

20.  Definitions.

     For purposes of the Plan, the following terms shall be defined as set forth below:

          a) Constituent Corporation. The term "Constituent Corporation" shall mean any corporation which engages with the Company, any of its Subsidiaries or a Parent in a transaction to which Section 424(a) of the Code applies (or would apply if the option assumed or substituted were an ISO), or any Parent or any Subsidiary of such corporation.

          b) Disability. The term "Disability" shall mean a permanent and total disability within the meaning of Section 22(e)(3) of the Code.

          c) Legal Representative. The term "Legal Representative" shall mean the executor, administrator or other person who at the time is entitled by law to exercise the rights of a deceased or incapacitated optionee with respect to an option granted under the Plan.

          d) Parent. The term "Parent" shall have the same definition as "parent corporation" in Section 424(e) of the Code.

          e) Subsidiary. The term "Subsidiary" shall have the same definition as "subsidiary corporation" in Section 424(f) of the Code.

21.  Governing Law; Construction.

     The Plan, such options as may be granted hereunder and all related matters shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to conflict of law provisions.

     Neither the Plan nor any Contract shall be construed or interpreted with any presumption against the Company by reason of the Company causing the Plan or Contract to be drafted. Whenever from the context it appears appropriate, any term stated in either the singular or plural shall include the singular and plural, and any term stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter.

22.  Partial Invalidity.

     The invalidity, illegality or unenforceability of any provision in the Plan or any Contract shall not affect the validity, legality or enforceability of any other provision, all of which shall be valid, legal and enforceable to the fullest extent permitted by applicable law.

23.  Board and Stockholder Approval.

     The Plan was originally approved by the Company's Board of Directors as of April 30, 1999, and by the affirmative vote of a majority of the Company's stockholders at the Company's 1999 Annual Meeting of Stockholders on June 8, 1999.

PROXY CARD


                                [CSK AUTO LOGO]

                  PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                       TO BE HELD ON TUESDAY, JUNE 8, 1999
               AT 1:00 P.M. MOUNTAIN STANDARD (PHOENIX LOCAL) TIME
                             THE RITZ CARLTON HOTEL
                            2401 EAST CAMELBACK ROAD
                                PHOENIX, ARIZONA

The undersigned hereby appoints Lon Novatt and Kevin Groman, and each of them, with full power of substitution to represent the undersigned and to vote all of the shares of stock in CSK Auto Corporation (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Ritz Carlton Hotel, Phoenix, Arizona on Tuesday, June 8, 1999 at 1:00 p.m. Mountain Standard (Phoenix local) Time, and at any adjournment thereof (1) as hereinafter specified upon the proposals listed on the reverse side and as more particularly described in the Company's Proxy Statement, receipt of which is hereby acknowledged, and (2) in their discretion upon such other matters as may properly come before the meeting.

                                  (CONTINUED AND TO BE SIGNED ON THE OTHER SIDE)

THE SHARES REPRESENTED HEREBY SHALL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, SUCH SHARES SHALL BE VOTED FOR PROPOSALS 1 THROUGH 7.

--------------------------------------------------------------------------------
                - DETACH HERE AND MAIL IN THE ENCLOSED ENVELOPE -

                             YOUR VOTE IS IMPORTANT!
                   YOU CAN GIVE YOUR PROXY IN ONE OF TWO WAYS:

1. MARK, SIGN AND DATE YOUR PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

                                       OR

2. CALL TOLL FREE 1-800-840-1208 ON A TOUCH-TONE TELEPHONE AND FOLLOW THE INSTRUCTIONS ON THE REVERSE SIDE. THERE IS NO CHARGE TO YOU FOR THIS CALL.

                        IF YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE REMEMBER TO SEND YOUR WRITTEN REQUEST FOR AN ADMISSION TICKET TO:

                        CSK AUTO CORPORATION
                        645 EAST MISSOURI AVENUE
                        PHOENIX, AZ 85012
                        ATTN: LON NOVATT, SECRETARY

                                                              Please mark
                                                              your votes as  [X]
                                                              indicated in
                                                              this example.



THE BOARD OF DIRECTORS RECOMMENDS A VOTE
FOR EACH OF THE FOLLOWING PROPOSALS:

                                                   FOR all nominees
                                       FOR        listed below (except
                                   all nominees     as marked to the
                                   listed below      contrary below)    WITHHELD
                                       [ ]                [ ]             [ ]
1.    Election of Directors

      01 Maynard Jenkins
      02 James Bazlen
      03 John F. Antioco
      04 James O. Egan
      05 Morton Godlas
      06 Charles K. Marquis
      07 Christopher J. O'Brien
      08 Charles J. Philippin
      09 Robert Smith
      10 Christopher J. Stadler
      11 Jules Trump
      12 Eddie Trump
      13 Savio W. Tung

Instruction: To withhold authority to vote for any individual nominee, print that nominee's name in the space provided below.

_________________________________________

                                                           FOR  AGAINST  ABSTAIN
2.    Ratify appointment of independent auditor.           [ ]    [ ]      [ ]


                                                           FOR  AGAINST  ABSTAIN
3.    Approval of adoption of Director Stock Plan.         [ ]    [ ]      [ ]


                                                           FOR  AGAINST  ABSTAIN
4.    Approval of Amended and Restated 1996 Executive      [ ]    [ ]      [ ]
      Stock Option Plan.


                                                           FOR  AGAINST  ABSTAIN
5.    Approval of Terms of Issuance of Bonus Options       [ ]    [ ]      [ ]
      under the 1996 Executive Stock Option Plan.


                                                           FOR  AGAINST  ABSTAIN
6.    Approval of adoption of 1999 Employee Stock          [ ]    [ ]      [ ]
      Option Plan.


                                                           FOR  AGAINST  ABSTAIN
7.    Approval of adoption of 1999 Executive Incentive     [ ]    [ ]      [ ]
      Program.

Even if you are planning to attend the Annual Meeting in person, you are urged to sign and mail this Proxy Card in the return envelope so that your stock may be represented at the meeting.

Signature_____________________________ Title___________________ Date____________

Signature_____________________________ Title___________________ Date____________

Sign exactly as your name(s) appears on your stock certificates. If shares of stock stand on record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both of all such persons should sign the above Proxy. If shares of stock are held of record by a corporation, the Proxy should be executed by an authorized officer. Executors or administrators or other fiduciaries who execute the above Proxy for a deceased stockholder should give their title. Please date the Proxy Card.


--------------------------------------------------------------------------------
                - DETACH HERE AND MAIL IN THE ENCLOSED ENVELOPE -

                             YOUR VOTE IS IMPORTANT!
                   YOU CAN GIVE YOUR PROXY IN ONE OF TWO WAYS:

1. Mark, sign and date your Proxy Card and return it promptly in the enclosed envelope.

                                       OR

2. CALL TOLL FREE 1-800-840-1208 on a touch-tone telephone and follow the instructions below. There is NO CHARGE to you for this call.

                                VOTE BY TELEPHONE
                        QUICK * * * EASY * * * IMMEDIATE

      **IF YOU WISH TO VOTE YOUR SHARES BY TELEPHONE, PLEASE FOLLOW THE
                              INSTRUCTIONS BELOW**
YOUR TELEPHONE INSTRUCTION WILL AUTHORIZE THE NAMED PROXIES IN THE SAME MANNER AS IF YOU MARKED, SIGNED AND RETURNED YOUR PROXY CARD

VOTE BY PHONE: FOR U.S STOCKHOLDERS ONLY, CALL TOLL-FREE ON A TOUCH-TONE
               TELEPHONE 1-800-840-1208 ANYTIME. THERE IS NO CHARGE TO YOU FOR THIS CALL.

      - You will be asked to enter a Control Number which is located in the box in the lower right hand corner of this form.

      -     After entering your Control Number you will hear these instructions:

OPTION #1:

      To vote as the Board of Directors recommends on ALL proposals; press 1 WHEN ASKED, PLEASE CONFIRM YOUR VOTE BY PRESSING 1.

OPTION #2:

      If you choose to vote on each proposal separately, press 2. You will hear these instructions:

PROPOSAL 1:

      To vote FOR ALL nominees, press 1: to WITHHOLD FOR ALL nominees, press 2. To WITHHOLD FOR AN INDIVIDUAL nominee, press 3 and listen to the instructions.

PROPOSALS 2-7:

      To vote FOR, press 1; AGAINST, press 9; ABSTAIN, press 0
      WHEN ASKED, PLEASE CONFIRM YOUR VOTE BY PRESSING 1.

If you vote by telephone there is no need for you to mail in your Proxy Card.

                              THANK YOU FOR VOTING.